      As filed with the Securities and Exchange Commission on June 6, 1997




                           REGISTRATION NO. 333-24675


                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                               Amendment No. 3


                                      To
                                  FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           VISUAL EDGE SYSTEMS INC.
            (Exact name of registrant as specified in its charter)

               DELAWARE                             7999                               13-377-8895
     (State or other jurisdiction      (Principal Standard Industrial               (I.R.S. Employer
  of incorporation or organization)      Classification Code Number)             Identification Number)

                     2424 NORTH FEDERAL HIGHWAY, SUITE 100
                           BOCA RATON, FLORIDA  33431
                                 (561) 750-7559
   (Address and telephone number of registrant's principal executive offices)


                                EARL T. TAKEFMAN
                            CHIEF EXECUTIVE OFFICER
                            VISUAL EDGE SYSTEMS INC.
                     2424 NORTH FEDERAL HIGHWAY, SUITE 100
                           BOCA RATON, FLORIDA  33431
                                 (561) 750-7559

                                   COPIES TO:
                             DAVID W. POLLAK, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                                101 PARK AVENUE
                           NEW YORK, NEW YORK  10178
                              TEL:  (212) 309-6000
                              FAX:  (212) 309-6273

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 6, 1997



                             SHARES OF COMMON STOCK


                            VISUAL EDGE SYSTEMS INC.



         This Prospectus relates to the offer and sale of up to an aggregate of 2,200,000 shares (the "Shares") of Common Stock of Visual Edge Systems Inc. (the "Company"), which Shares consist of the following: (i) 200,000 shares of Common Stock to be offered and sold by certain investors who received such shares in a bridge financing consummated by the Company in March 1997, (ii) 25,000 shares to be offered and sold by a former officer of the Company, (iii) 220,000 shares of Common Stock to be offered and sold by certain investors who invested in the Company prior to the Company's initial public offering (the "IPO"), (iv) 260,000 shares of Common Stock underlying an aggregate of 260,000 warrants held by Whale Securities Co., L.P. ("Whale"), the underwriter in the Company's IPO, and (v) 1,495,000 shares of Common Stock underlying the Company's Redeemable Warrants, which were sold in the IPO. See "Selling Stockholders and Plan of Distribution" and "Description of Securities." The Company will receive up to $128,000 of the net proceeds from the sale of the Shares offered hereby by the former officer of the Company. See "Management - Severance Arrangement."


         The Common Stock of the Company is traded on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "EDGE." On June 4, 1997, the last reported sale price of the Common Stock as quoted on Nasdaq was $10.50 per share.




         THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6.


         The Shares may be sold from time to time in brokerage transactions at or near prevailing market prices through Whale or others, or in privately negotiated transactions for the account of Whale or each of the Selling Stockholders. The Company has agreed to bear all expenses (other than discounts, selling commissions and stock transfer taxes relating to the Shares) in connection with the registration and sale of the Shares being registered hereby. See "Selling Stockholders and Plan of Distribution."



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company, Whale or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.


                 THE DATE OF THIS PROSPECTUS IS JUNE __, 1997.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

                                  THE COMPANY

         Visual Edge Systems Inc. (the "Company") was organized to develop and market personalized videotape golf lessons featuring One-on-One instruction by leading professional golfer Greg Norman and is in the early stages of being an operational company. To date, the Company has focused its efforts on developing and marketing computer software which digitally combines actual video footage of a golfer's swing with a synchronized "split-screen" comparison to Greg Norman's golf swing to produce a 45-minute One-on-One videotape golf lesson. The Company's One-on-One video golf lesson analyzes a golfer's swing by comparing it to Greg Norman's swing at several different club positions from two camera angles using Greg Norman's pre-recorded instructional commentary and analysis and computer graphics to highlight important golf fundamentals intended to improve a golfer's performance.

         Pursuant to a license agreement by and among the Company, Greg Norman and Great White Shark Enterprises, Inc. (the "Greg Norman License"), Greg Norman agreed to grant to the Company a worldwide license to use his name, likeness and endorsement in connection with the production and promotion of the Company's products. The agreement provides that the continued use of the license by the Company is conditioned upon guaranteed payments aggregating $3,300,000 during the three-year period commencing July 1, 1996 to be applied against a royalty equal to 8% of the Company's net revenues from product sales. The Company's business and prospects are dependent upon the Company's continued association with Greg Norman.

         In 1995, the Company developed the software necessary to operate a video editing and videotape production process and an initial version of a right-handed, full swing videotape golf lesson. Since then, the Company has developed six full swing personalized One-on-One golf lessons with Greg Norman for both right- and left-handed golfers. The Company's personalized products include a lesson stressing basic golf fundamentals for either males or females, a lesson geared towards senior golfers, an advanced lesson for lower-handicap players and a "follow-up" lesson which measures a golfer's improvement from prior lessons. The Company also plans to develop additional videotape golf lessons, such as short game, sand play and putting lessons.

         A Company employee operates videotaping equipment at the first tee, driving range or other suitable location to videotape a golfer's swing which is edited inside a One-on-One van to create a personalized videotape golf lesson in approximately 16 minutes.

         The Company's primary marketing strategy is to sell One-on-One videotapes on a prearranged basis to various organizers of amateur corporate, charity and member golf tournaments (who typically offer gifts to tournament participants), golf professionals at private and daily fee golf courses and driving ranges and indoor event planners who organize trade shows, conventions, sales meetings, retail store openings and promotions and automobile dealer showroom promotions. To implement its marketing and business strategy, the Company has already developed seven mobile One-on-One vans equipped with video and personal computer equipment to market, promote and produce the Company's products, and the Company has ordered an additional eight such mobile units which it expects to have operational by May 31, 1997. The Company will position such vans in selected geographic areas that will service golf courses and driving ranges throughout the United States, and has initially placed its first seven vans in Florida (3), Georgia, Texas, Arizona and Southern California.

         Golf has become an increasingly popular form of sport and entertainment in recent years. According to the National Golf Foundation, consumer spending on golf-related activities, including green fees, golf equipment and related merchandise, has increased from approximately $12.7 billion in 1989 to approximately $15.1 billion in 1994. The number of golfers and golf courses and driving ranges has also increased and golf industry participants have sought to increase public awareness and provide greater access to golfers of all ages and income levels. It is estimated that golfers spend approximately $440 million annually on golf lessons. The Company believes that the capabilities of its software, including its ability to produce instructional commentary by Greg Norman and synchronized, "split-screen" comparisons with Greg Norman's swing, coupled with the consumer recognition and appeal of Greg Norman, differentiate the Company's products from competing products and position the Company to capitalize on the growing popularity of golf.

         Since its inception, the Company has engaged in limited operations and has generated minimal operating revenues. The Company incurred substantial up-front expenses in connection with product development and commercialization (including the payment of license fees and the lease of One-on-One vans and video and computer equipment), resulting in significant operating losses which are likely to continue for the foreseeable future. There can be no assurance that the Company will be able to successfully implement its business plan. See "Risk Factors."

         The Company was incorporated under the laws of the State of Delaware in July 1994 under the name Golf Vision, Inc. The Company changed its name to Visual Edge Systems Inc. in March 1995. The Company's executive offices are located at 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, and its telephone number is (561) 750-7559.

                            RECENT BRIDGE FINANCING

        In March 1997, the Company consummated a bridge financing (the "Bridge Financing") pursuant to which it issued to 13 investors, including Status-One Investments Inc., a company controlled by Earl T. Takefman, the Chief Executive Officer of the Company, an aggregate of (i) 100,000 shares of Common Stock and
(ii) 100,000 warrants to purchase 100,000 shares of Common Stock at a price of $10.00 per share, subject to adjustment in certain circumstances. As consideration for such securities, the investors in the Bridge Financing pledged an aggregate of $3,500,000 in cash and other marketable securities as cash collateral (the "Cash Collateral") to Republic Bank of New York (Canada) Ltd. and Bank Hapoalim (Switzerland), Ltd. (collectively, the "Guaranteeing Banks") which in turn issued stand-by letters of credit (the "Letters of Credit") to the Company in the aggregate amount of up to $3,500,000, which expire on December 31, 1997. The Company has used the Letters of Credit to secure a $3,500,000 line of credit (the "Line of Credit") from Barnett Bank.
In the event that the Company draws upon the Line of Credit and is subsequently unable to repay amounts owed to Barnett Bank under the Line of Credit prior to December 31, 1997, Barnett Bank will present the Letter of Credit to the Guaranteeing Banks who will pay Barnett Bank amounts owed to it using the Cash Collateral.
        In the event that some or all of the Cash Collateral is utilized and is thus not returned to the Bridge Investors on December 31, 1997, the expiration date of the Letters of Credit, the Company is obligated to promptly issue to each Bridge Investor a number of shares of Common Stock equal to (x) the amount of such Bridge Investor's unreturned Cash Collateral divided by (y) $7.50, provided that the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days immediately prior to December 31, 1997 is greater than $11.00. Alternatively, if the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive days immediately prior to December 31, 1997 is less than $11.00, the price by which a Bridge Investor's unreturned Cash Collateral is to be divided shall be one-half of the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days prior to December 31, 1997. In the event that the Company issues shares of Common Stock in accordance with the foregoing, the Company is contractually obligated to promptly use its best efforts to effect the registration of such shares of Common Stock under the Securities Act.

         Without generating any significant revenues, the Company has utilized all of the proceeds of the IPO, the majority of which proceeds were used for product and equipment development and to repay prior indebtedness of the Company. The Company chose to pursue and consummate the Bridge Financing because management perceived a favorable reaction in the marketplace for the Company's products at trade shows and other promotional events and decided to accelerate its plans to purchase and operate additional vans prior to the summer golf season. This favorable market reaction to the Company's products has not yet generated any significant revenues for the Company because of the lead-time required to produce One-On-One vans, train the Company's personnel in the operation of such vans and book events. The Company's acceleration of its business plan required the use of any remaining IPO proceeds and forced the Company to seek additional financing earlier than it had anticipated. Thus, at the time of the IPO, the Company believed that the IPO proceeds would sustain the Company for 12 months when in fact such proceeds were fully utilized after nine months. Due to its limited operating history, the Company was unable to obtain equipment financing from traditional sources of funds, such as banks and other institutional lenders, and instead consummated the Bridge Financing. To fully execute its business plan, the Company will require capital resources beyond the funds raised in the Bridge Financing, and the Company's independent auditors have included an explanatory paragraph in their report on the Company's financial statements stating that there is substantial doubt about the Company's ability to continue as a going concern. As of March 31, 1997 and May 31, 1997, respectively, the Company utilized $1.25 million and $2.43 million of the Bridge Financing. See "Risk Factors - Need for Additional Financing," "Plan of Operation" and "Liquidity and Capital Resources."

                                  THE OFFERING

 Securities offered hereby(1)  . . . .    2,200,000 shares of Common Stock.

 Common Stock to be outstanding
    after the offering(2)  . . . . . .    4,840,000 shares

 Use of Proceeds . . . . . . . . . . .    The Company will receive up to $128,000 from the sale of the
                                          Common Stock offered hereby.  See "Use of Proceeds."

 Risk Factors  . . . . . . . . . . . .    The securities offered hereby are speculative and involve a high degree of risk and should not be purchased by investors
                                          who cannot  afford the loss of  their entire investment.   See
                                          "Risk Factors."

 Nasdaq Symbols  . . . . . . . . . . .    Common Stock -- EDGE
                                          Redeemable Warrants -- EDGEW
-------------------

(1) Includes (i) 200,000 shares of Common Stock to be offered and sold by certain investors in a bridge financing consummated by the Company in March 1997; (ii) 25,000 shares to be offered and sold by a former officer of the Company; (iii) an aggregate of 1,495,000 shares of Common Stock reserved for issuance upon the exercise of the Company's Redeemable Warrants (the "Warrants"), which were sold by the Company on July 24, 1996 in the Company's initial public offering ("IPO"); (iv) an aggregate of 260,000 shares of Common Stock reserved for issuance upon the exercise of an aggregate of 260,000 warrants held by Whale (the "Whale Warrants"); and
    (v) an aggregate of 220,000 shares of Common Stock owned by certain pre-IPO investors in the Company. See "Selling Stockholders and Plan of Distribution" and "Description of Securities."

(2) Does not include (i) an aggregate of 1,495,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants; (ii) an aggregate of 260,000 shares of Common Stock reserved for issuance upon the exercise of the Whale Warrants; (iii) 965,871 shares of Common Stock which may be issued upon the exercise of outstanding options under the Company's Amended and Restated 1996 Stock Option Plan (the "Plan"), including up to 500,000 shares of Common Stock issuable upon the exercise of options granted to Earl T. Takefman and Alan L. Lubell, Chief Executive Officer and Chairman of the Board of the Company, respectively; or (iv) 234,129 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the Plan. See "Management -- Employment and Consulting Agreements," "-- Stock Option Plan," "Certain Transactions" and "Description of Securities."

                             SUMMARY FINANCIAL DATA

         The summary financial information set forth below is derived from and should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.



 STATEMENT OF OPERATIONS DATA:
                                                                         (Unaudited)                    Year Ended
                                                                        March 31, 1997     December 31, 1996  December 31, 1995
                                                                        --------------     -----------------  -----------------
 Net revenues  . . . . . . . . . . . . . . . . . . . . . . . . . .      $   199,736           $         --       $     132,267
 Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,025,438)             (2,397,690)          (464,963)
 Net loss per share  . . . . . . . . . . . . . . . . . . . . . . .             (.25)                   (.63)              (.14)
 Weighted average number of shares outstanding . . . . . . . . . .        4,158,333               3,801,250          3,220,000

 BALANCE SHEET DATA:
                                                                         (Unaudited)                     December 31,
                                                                        March 31, 1997             1996              1995
                                                                        --------------         -------------      ------------
 Working capital (deficit) . . . . . . . . . . . . . . . . . . . .      $   281,415             $ 1,400,158       $   (682,422)
 Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . .        6,591,034               4,784,170            633,477
 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . .        2,801,690               1,119,514            682,980
 Deficit accumulated during the development stage  . . . . . . . .       (3,888,090)             (2,862,653)          (464,963)
 Stockholders' equity (deficit)  . . . . . . . . . . . . . . . . .        3,789,344               3,664,656            (49,503)

                                  RISK FACTORS

         Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the shares of Common Stock offered hereby. This Prospectus contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Prospective investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, prospective investors should specifically consider the various factors identified herein, including the matters set forth below, which could cause actual results to differ materially from those indicated by such forward-looking statements.

        No Significant Operating Revenues. To date, the Company has generated minimal operating revenues due primarily to the significant lead-time required to develop the vans, train Company personnel in the operation of such vans and book events. The Company currently owns 15 vans, 12 of which are currently operating and 3 of which are anticipated to be fully operational by May 31, 1997 and estimates that it will have between 15 and 25 fully-equipped operational vans by the end of 1997. The cost of each new van is approximately $150,000, which includes an indoor hitting cage and two videotaping units. While the Company believes that the operation of 15 One-on-One vans is adequate to generate meaningful revenues for the Company, there can be no assurance that the Company will ever generate meaningful revenues. See "Financial Statements."

        Significant and Continuing Losses; Going Concern. For the period from July 15, 1994 (inception) to December 31, 1996, the Company incurred a cumulative net loss of $2,862,653. Since December 31, 1996, the Company has continued to incur significant losses and anticipates that it will incur continuing losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front capital expenditures and operating costs (including significantly increased salaries of executives officers) associated with enhancing and commercializing its products. The Company incurred a non-recurring charge of $600,000 relating to the transfer of Common Stock to Greg Norman prior to the consummation of the Company's initial public offering (the "IPO"). In addition, the Company incurred costs of $1,615,000 relating to the IPO which was a reduction to its equity. The Company's independent auditors have included an explanatory paragraph in their report on the Company's financial statements stating that the Company's recurring losses through 1996 and contractual commitments under a licensing agreement raise substantial doubt about its ability to continue as a going concern unless the Company receives additional equity or other financing. The Company anticipates that it will be able to obtain adequate additional equipment financing from banks or other institutional lenders as it expands its operational base of One-on-One vans and begins to generate revenues. Further, in the event that the Warrants sold in the IPO become redeemable by the Company pursuant to their terms, the Company may elect (subject to consent by Whale) to call the Warrants for redemption. In the event that the Warrants are called for redemption by the Company and the market price of the Company's Common Stock exceeds the warrant exercise price of $5.00 per share, it would become economically advantageous to the holders thereof to exercise their contractual right to purchase shares of Common Stock at a price per share of $5.00, providing the Company with additional capital to finance its operations. However, there can be no assurance that the Company will ever achieve profitable operations or will be able to obtain additional equity or other financing. See "Financial Statements" and "Description of Securities - Redeemable Warrants."

         Uncertainty of Proposed Plan of Operation. The Company's plan of operation and prospects will be largely dependent upon the Company's ability to successfully hire and retain skilled technical, marketing and other personnel, establish and maintain satisfactory relationships with those who arrange golf events, successfully develop, equip and operate One-on-One vans on a timely and cost effective basis and achieve significant market acceptance for its products. The Company has limited experience in developing and commercializing new products based on innovative technology and there is limited information available concerning the performance of the Company's video editing and production process or market acceptance of the Company's products. There can be no assurance that the Company will be able to successfully implement its business plan or that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in its implementation. See "Plan of Operation."

         Need for Additional Financing. The continued implementation of the Company's business plan or the development of additional products will require capital resources greater than the proceeds of the IPO and the Bridge Financing or other funds currently available to the Company. There can be no assurance that any additional financing, particularly the significant amounts of financing that would be required if the Company is unable to secure satisfactory equipment leasing or financing arrangements, will be available to the Company on commercially reasonable terms, or at all.

         Dependence on Greg Norman License. Pursuant to the Greg Norman License, Greg Norman agreed to grant to the Company a worldwide license to use his name, likeness and endorsement in connection with the production and promotion of the Company's products. The license agreement provides that the continued use of the license by the Company is conditioned upon guaranteed payments aggregating $3,300,000 during the three-year period commencing July 1, 1996 to be applied against a royalty equal to 8% of the Company's net revenues from product sales. The Company is required to make payments aggregating $600,000, $1,000,000 and $1,700,000, respectively, during each of the years commencing July 1, 1996, 1997 and 1998, whether or not the Company derives any revenues from product sales. Failure to make any required payment under the Greg Norman License would result in termination of the license agreement, which would have a material adverse effect on the Company. Greg Norman's death, disability or retirement from tournament play or any significant decline in the level of his tournament play would, under certain circumstances, have a material adverse effect on the Company. In addition, the commission by Greg Norman of any serious crime or any act which adversely affects his reputation could also have an adverse affect on the Company. The Company has obtained "key-man" insurance on the life of Greg Norman in the amount of $10,000,000. See "Business -- Relationship with Greg Norman."

         Uncertainty of Market Acceptance and Commercialization Strategy. The Company's One-on-One personalized videotape golf lesson is a new business concept and, accordingly, demand and market acceptance for the Company's products is subject to a high level of uncertainty. Achieving market acceptance for the Company's products will require significant efforts and expenditures by the Company to create awareness and demand by golf professionals at golf courses and driving ranges and consumers. The Company's prospects will be significantly affected by its ability to successfully build an effective sales organization and develop a significant number of One-on-One vans. The Company has only recently commenced marketing activities and has limited marketing and technical experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. The Company's strategy and preliminary and future marketing plans may be subject to change as a result of a number of factors, including progress or delays in the Company's marketing efforts, changes in market conditions (including the emergence of potentially significant related market segments), the nature of possible license and distribution arrangements which may become available to it in the future and competitive factors. To the extent that the Company enters into third-party marketing and distribution arrangements in the future, it will be dependent on the marketing efforts of such third parties and in certain instances on the popularity and sales of their products. Additionally, to the extent that the Company seeks to market its products in foreign markets, the Company may be subject to various risks associated with foreign trade, including customs duties, quotas and other trade restrictions, shipping delays, currency fluctuations and international political and economic developments. There can be no assurance that the Company's strategy will result in successful product commercialization or that the Company's efforts will result in initial or continued market acceptance for the Company's products. See "Business -- Marketing and Distribution."

         Competition. The Company faces intense competition for a finite amount of consumer discretionary spending from numerous other businesses in the golf industry and related market segments. The Company competes with numerous other products and services which provide golf instruction, including instructional golf videotapes, golf software used to analyze golf swings and golf courses, schools and professionals who offer video golf lessons, certain of which may be less expensive or provide other advantages to consumers. Various instructional golf videotapes currently being marketed by leading golf professionals and instructors such as Jack Nicklaus, Tom Kite, Nick Faldo, David Leadbetter, Jim McLean and Greg Norman have achieved significant national, regional and local consumer recognition. These products are marketed by companies with substantially greater financial, marketing, distribution, personnel and other resources than the Company, permitting such companies to implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors to enter into new markets. In addition, certain companies offer both hardware and software to golf professionals for use in connection with golf lessons. Moreover, the instructional golf video segment of the industry has no substantial barriers to entry and, consequently, the Company expects that other companies which have developed software technologies may seek to enter into the Company's target markets and compete directly against the Company. There can be no assurance that other companies are not developing or will not seek to develop similar products.

         The Greg Norman License prohibits Greg Norman from granting similar rights to any person with respect to any concept which is the same as or confusingly similar to the Company's concept or proposed products. For purposes of the Greg Norman License, however, the self-instructional golf video product known as Better Golf featuring Greg Norman or any other form of golf instructional video or multi-media presentation for teaching golf techniques is not deemed the same as or confusingly similar to the Company's products. There can be no assurance that the Company will be able to compete successfully. See "Business -- Competition."

         Potential Product Obsolescence. The markets for the Company's products may be characterized by rapidly changing technology which could result in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete may be dependent upon the Company's ability to complete development and commercialization of the Company's products in a timely manner and to continually enhance and improve its software. There can be no assurance that competitors will not develop technologies or products that render the Company's products obsolete or less marketable. See "Business -- Product Development."

         Dependence on Limited Product Line. The Company is entirely dependent on the commencement of sales of a limited product line to generate revenues and on the commercial success of its products. There can be no assurance that the Company's products will prove to be commercially viable. Failure to achieve commercial viability would have a material adverse effect on the Company. See "Business."

         Industry Factors. Sales of the Company's instructional golf videotapes are dependent on discretionary spending by consumers, which may be adversely affected by unfavorable general economic conditions, as well as a decline in the popularity of golf. Any decrease in the level of consumer spending on golf instruction could adversely affect the Company's business and prospects. The Company's future operating results will depend on numerous factors beyond its control, including the popularity, price and timing of other instructional golf videos and related products being introduced and distributed, national, regional and local economic conditions (particularly recessionary conditions adversely affecting consumer spending), changes in consumer demographics, the availability and relative popularity of other forms of sports and entertainment, and public tastes and preferences, which may change rapidly and cannot be predicted. The Company's ability to plan for product development and promotional activities may be affected by the Company's ability to anticipate and respond to relatively rapid changes in consumer tastes and preferences. To the extent that the Company targets consumers with limited disposable income, the Company may find it more difficult to price its products at levels which result in profitable operations. In addition, seasonal weather conditions limiting the playing seasons in certain geographic areas may result in fluctuations in the Company's future operating results. See "Business."

         Uncertainty of Patent Protection. The Company has filed a patent application with the United States patent and Trademark Office covering certain aspects of its digital video editing and videotape production process. There can be no assurance, however, as to the breadth or degree of protection which patents may afford the Company, that any patent applications will result in issued patents or that patents will not be circumvented or invalidated. Rapid technological developments in the computer software industry result in extensive patent filings and a rapid rate of issuance of new patents. Although the Company believes that its products do not and will not infringe patents or violate proprietary rights of others, the Company has not conducted any investigation to determine whether its products infringe patents or violate proprietary rights of others, and it is possible that infringement of existing or future patents or proprietary rights of others have occurred or may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company. See "Business -- Patents, Trademarks and Proprietary Information."

         Proprietary Information. The Company relies on proprietary processes and employs various methods to protect the concepts, ideas and documentation of its products. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such processes or obtain access to the Company's proprietary processes, ideas and documentation. Furthermore, although the Company has entered into confidentiality agreements with certain of its employees, there can be no assurance that such arrangements will adequately protect the Company. See "Business -- Patents, Trademarks and Proprietary Information."

        Dependence on Third-Party Production Companies and Equipment Manufacturers. The Company relies on third-party manufacturers for all of its supply of video and computer equipment and vans used in its operations. The Company has not entered into agreements with any equipment manufacturer and intends to purchase or lease equipment components pursuant to purchase orders placed from time to time in the ordinary course of business. While the Company is not dependent on any single supplier to continue its operations, the failure or delay by any manufacturer in supplying components to the Company on favorable terms could result in interruptions in its operations and adversely affect the Company's ability to implement its business plan. See "Business."

         Dependence on Key Personnel; Need for Qualified Personnel. The success of the Company will be dependent on the personal efforts of Earl T. Takefman, its Chief Executive Officer, and other key personnel. The loss of the services of Mr. Takefman could have a material adverse effect on the Company's proposed business and prospects. The Company has entered into employment agreements with Mr. Takefman and other key personnel and has obtained "key-man" insurance on the life of Mr. Takefman in the amount of $5,000,000. The success of the Company is also dependent upon its ability to hire and retain additional qualified marketing, technical, financial and other personnel. Competition for qualified personnel is intense and there can be no assurance that the Company will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified personnel would have a material adverse effect on the Company. See "Management."

         Control by Management. Earl T. Takefman, the Company's Chief Executive Officer, and Alan L. Lubell, Chairman of the Board of Directors of the Company, currently beneficially own, in the aggregate, approximately 46.9% of the outstanding shares of Common Stock (assuming no exercise of any of the Company's outstanding warrants or unexercised options). Accordingly, such persons, acting together, are effectively in a position to control the Company, elect all of the Company's directors, cause an increase in the authorized capital or the dissolution, merger or sale of the assets of the Company, and generally to direct the affairs of the Company. See "Management" and "Principal Stockholders."

         Outstanding Options. There are currently outstanding options to purchase an aggregate of 965,871 shares of Common Stock at exercise prices ranging from $5.00 to $10.75 per share, of which options to purchase up to an aggregate of 500,000 shares (the "Executive Options") were granted to Messrs. Takefman and Lubell upon consummation of the IPO. The Executive Options vest five years from the date of grant, subject to acceleration if the trading price of the Common Stock reaches certain thresholds and have an exercise price of $5.00. Specifically, the vesting of 300,000 of the Executive Options would accelerate to the date that the market price of the Common Stock equaled or exceeded $10.00 per share for at least five consecutive trading days on or prior to January 24, 1998, if the price reaches such threshold. This threshold was achieved on February 7, 1997, and, accordingly, 300,000 of the Executive Options became exercisable as of such date. The vesting of the remaining 200,000 of the Executive Options will accelerate to the date the market price of the Common Stock equals or exceeds $15.00 per share for five consecutive trading days on or prior to January 24, 1999, if the price reaches such threshold. Exercise of any of the foregoing options will have a dilutive effect on the Company's stockholders. Furthermore, the terms upon which the Company may be able to obtain additional equity financing may be adversely affected, since the holders of the options can be expected to exercise them, if at all, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the options. See "Management -- Stock Option Plan."

         No Dividends. To date, the Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay dividends on the Common Stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of future loan agreements or the future issuance of Preferred Stock. See "Dividend Policy."

         Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the Company's Board of Directors to issue up to 5,000,000 shares of preferred stock, from time to time, in one or more series. The Board of Directors will be authorized, without further approval of the stockholders, to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each new series of preferred stock. The issuance of such stock could adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock. See "Description of Securities -- Preferred Stock."

         Volatility of Market Price of Common Stock and Warrants. Since the IPO, the market prices of the Company's publicly traded securities have been highly volatile as has been the case with the securities of other emerging companies. Factors such as the Company's operating results and announcements by the Company or its competitors may have a significant impact on the market price of the Company's securities. In addition, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

        Potential Influence on Market of Warrant Redemption. Each of the 1,495,000 Warrants sold in connection with the IPO entitles the registered holder thereof to purchase one share of Common Stock, at a price of $5.00, subject to adjustment in certain circumstances, at any time after July 24, 1997 until July 24, 2000. The Warrants are redeemable by the Company, upon the consent of Whale, at a price of $.10 per Warrant, and subject to the terms set forth therein. In the event that the Company calls the Warrants for redemption, it will be economically advantageous for the warrant holders to exercise the Warrants, resulting in the issuance by the Company of up to 1,495,000 additional shares of Common Stock. While no prediction can be made as to the effect, if any, that the availability for sale or actual sale of such shares of Common Stock will have on market prices prevailing from time to time, the possibility that a substantial number of shares of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to further raise capital through the sale of its equity securities. Further, the exercise of the Warrants and issuance of shares of Common Stock at a price of $5.00 (an amount that is likely to be below the prevailing market price of the Common Stock since a precondition for the redeemability of the Warrants is that the price of the Common Stock is at least $7.50, subject to certain terms and adjustments) may have an adverse effect on the market price of the Common Stock. See "Description of Securities - Redeemable Warrants."

        Possibility of Issuance of Discounted Shares to Bridge Investors. In the event that some or all of the collateral raised in the Bridge Financing is utilized by the Company and is not returned to the Bridge Investors on December 31, 1997, the expiration date of the Letters of Credit, the Company is obligated to promptly issue to each Bridge Investor a number of shares of Common Stock equal to (x) the amount of such Bridge Investor's unreturned Cash Collateral divided by (y) $7.50, provided that the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days immediately prior to December 31, 1997 is greater than $11.00. Alternatively, if the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive days immediately prior to December 31, 1997 is less than $11.00, the price by which a Bridge Investor's unreturned Cash Collateral is to be divided shall be one-half of the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days prior to December 31, 1997. It is thus possible that, in the event the Company utilizes the collateral raised in the Bridge Financing and is unable to repay such funds, the Bridge Investors will be issued shares of Common Stock at a significant discount from the prevailing market price of the Common Stock. Such below market issuances may adversely affect market prices of the Company's securities and may impair the Company's ability to raise capital through the sale of its equity securities. See "Plan of Operation - Recent Bridge Financing."

        Potential Influence on the Market of Whale. Whale, the underwriter in the Company's IPO, makes a market in the Common Stock and the Warrants and may otherwise effect transactions in the common stock and the Warrants. Such activities may exert a dominating influence on the market and such activity may be discontinued at any time. The prices and liquidity of the Company's securities may be significantly affected to the extent, if any, that Whale participates in such market.

          Shares Eligible for Future Sale. Including 225,000 of the shares of Common Stock offered hereby, the Company has 4,840,000 shares of Common Stock outstanding (assuming no exercise of any of the Company's outstanding warrants), of which 1,840,000 shares, consisting of 1,615,000 shares registered in connection with the IPO (220,000 of which shares remain subject to certain contractual restrictions described below) and the 225,000 shares offered hereby by certain of the Selling Stockholders and Mr. Ami Trauber, a former officer of the Company, will be freely tradeable without restriction or further registration under the Securities Act. All of the remaining 3,000,000 shares of Common Stock outstanding are "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act, and in the future may be sold only pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Of the 3,000,000 restricted shares, an aggregate of 2,520,406 shares became eligible for sale, without registration, under Rule 144 (subject to certain volume limitations prescribed by such rule and to the contractual restrictions described below), in March 1997. All of the Company's officers and directors as well as the investors in a pre-IPO bridge financing who hold an aggregate of 220,000 shares have agreed not to sell or dispose of any of their securities of the Company for a period of twelve months ending on July 24, 1997 without Whale's prior written consent, provided that, with respect to all such persons except the pre-IPO bridge investors, such restrictions shall terminate if the Common Stock trades on Nasdaq at a price of at least $10.00 per share for 20 consecutive trading days commencing on or after April 24, 1997. No prediction can be made as to the effect, if any, that sales of such securities or the availability of such securities for sale will have on the market prices prevailing from time to time. However, even the possibility that a substantial number of the Company's securities may be sold in the public market may adversely affect prevailing market prices for the Common Stock and Warrants and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities," "Shares Eligible for Future Sale" and "Selling Stockholders and Plan of Distribution."

         Limitations of Liability of Directors and Officers. The Company's Certificate of Incorporation includes provisions to limit, to the full extent permitted by Delaware law, the personal liability of directors of the Company for monetary damages arising from a breach of their fiduciary duties as directors. The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. In addition, the Company's By-Laws require the Company to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Certificate of Incorporation. As a result of such provisions in the Certificate of

Incorporation and the By-Laws of the Company, stockholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its stockholders. See "Management -- Limitations of Liability and Indemnification."

                    PRICE RANGE OF COMMON STOCK AND WARRANTS

         The Company's Common Stock and Warrants are traded on the Nasdaq SmallCap Market under the symbols "EDGE" and "EDGEW," respectively. The Company completed its initial public offering in July 1996 at an offering price of $5.00 per share for its Common Stock and $.10 per Warrant. The following tables set forth, for the Company's fiscal periods indicated, the range of high and low last reported sale prices for the Common Stock and the Warrants.



 COMMON STOCK:                                                                HIGH                 LOW
 -------------                                                                ----                 ---
 FISCAL YEAR 1996
      Third Quarter (from July 24, 1996)                                      $  8.00             $  4.375
      Fourth Quarter                                                            7.625                5.625
 FISCAL YEAR 1997
      First Quarter                                                             12.25                 5.75
      Second Quarter (through June 4, 1997)                                     12.50                9.625

 WARRANTS:                                                                    HIGH                 LOW
 ---------                                                                    ----                 ---

 FISCAL YEAR 1996
      Third Quarter (from July 24, 1996)                                      $ 4.125             $   1.00
      Fourth Quarter                                                            3.156                1.875
 FISCAL YEAR 1997
      First Quarter                                                              7.25                1.875
      Second Quarter (through June 4, 1997)                                      7.31                4.875


HOLDERS


         On June 4, 1997, the last reported sale price of the Common Stock on the Nasdaq SmallCap Market was $10.50 per share and the last reported sale price of the Warrants on the Nasdaq SmallCap Market was $5.75 per Warrant. At February 25, 1997, there were 83 holders of record of the Company's Common Stock and 2 holders of record of the Company's Warrants, although the Company believes that there are approximately 425 beneficial holders of the Common Stock.


                                DIVIDEND POLICY

         The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future and intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions and other factors that the Company's Board of Directors deems relevant.


                                USE OF PROCEEDS

         The sale of the 225,000 shares of Common Stock offered hereby by the Selling Stockholders and Mr. Trauber will not result in any proceeds to the Company, except that the Company will receive up to $128,000 of the net proceeds from the sale of Common Stock offered hereby by Mr. Trauber. See "Management - Severance Arrangement." The Company will use such proceeds for general corporate purposes, including the purchase and deployment of additional mobile units. See "Business--Marketing and Distribution."

         The sale of the 220,000 shares of Common Stock offered hereby by certain investors in a bridge financing consummated by the Company prior to the consummation of the IPO will not result in any proceeds to the Company.

         The sale of the 1,495,000 shares underlying the Company's Warrants upon the exercise of such warrants, if any, will not result in any proceeds to the Company. However, in connection with the actual exercise, if any, of such warrants, the Company will receive $5.00 in cash per Warrant. See "Description of Securities-- Redeemable Warrants."

         The sale of the 260,000 shares underlying the Whale Warrants upon the exercise of such warrants, if any, will not result in any proceeds to the Company. However, in connection with the actual exercise, if any, of such warrants, the Company will receive (i) $6.90 in cash per warrant for 130,000 of such outstanding warrants and (ii) $7.038 in cash per warrant in connection with the exercise of 130,000 of such outstanding warrants. See "Description of Securities--Whale Warrants."

                               PLAN OF OPERATION

         Due to the successful completion of the Bridge Financing in March 1997 (as described below), management believes it will be able to launch 15 to 25 "One-on-One with Greg Norman" vans by the end of the year which will operate in California, Arizona, Texas, Nevada, Florida, Georgia, Illinois, Michigan and the northeastern United States. Management also intends to build the infrastructure required to support these vans from an operations and sales perspective. Management also intends on negotiating international distribution rights with third parties during the year.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's financial statements stating that the Company's recurring losses through 1996 and contractual commitments under the Greg Norman License raise substantial doubt about the Company's ability to continue as a going concern. Because of the lead-time required to develop its vans, train its personnel in the operation of such vans and book events, the Company has not, to date, been able to generate meaningful revenues and has sustained recurring losses. The Company is required to pay to Greg Norman, in four equal quarterly installments, a total of $1,000,000 in the year beginning July 1, 1997. Including the payments to Greg Norman on a pro-rated monthly basis, the Company's ongoing cash expenditures are approximately $350,000 per month. To meet these obligations, the Company intends to apply the funds raised in the Bridge Financing, which the Company considers part of its capital resources. In the event that the Company continues to utilize funds raised in the Bridge Financing and does not repay such monies on or prior to December 31, 1997, the Company is obligated to issue shares of Common Stock to the Bridge Investors at a price per share below the prevailing market price of the Common Stock at the time of issuance. See "Risk Factors - Possibility of Issuance of Discounted Shares to Bridge Investors," "Recent Bridge Financing" and "Business
- Relationship with Greg Norman."

RESULTS OF OPERATIONS


         The Company is a development stage company and generated no revenues during the year ended December 31, 1996 ("Fiscal 1996"). The Company's revenues of $132,267 in the year ended December 31, 1995 ("Fiscal 1995") were primarily attributable to the licensing of its technology and product to an Australian company. In Fiscal 1996, the Company commenced its introduction and marketing of computerized videotape golf lessons featuring One-on-One instruction by leading professional golfer Greg Norman. The Company completed and launched its first seven mobile production units (vans) during the three months ended March 31, 1997 and anticipates that an additional eight vans will be launched by the end of May 1997 and that a total of 15 to 25 will be in operation by the end of 1997.

         In Fiscal 1996, the Company continued to focus its efforts on upgrading its proprietary hardware and software technology, video products and mobile video capturing and processing production units. In Fiscal 1996, the Company accepted delivery of its first five mobile production units as well as the Company's training facility. These mobile production units did not produce any revenue in Fiscal 1996 because (i) the vans were completed late in the 1996 calendar year (December); (ii) once finished, Company personnel needed to be trained for up to two months in the operation of the vans and the process required to produce finalized One-on-One golf videotapes; and (iii) after the training period was completed, the Company needed lead-time to market its products and begin to book events. During the first quarter of 1997 the Company began to generate revenue from the sales of its videotape golf lessons. For the three months ending March 31, 1997, the Company had sales of approximately $200,000 and had a negative gross profit of $29,381. The negative gross profit resulted from the high fixed costs associated with the seven vans that were launched in the quarter.

         Costs during Fiscal 1996 consisted primarily of start-up product development, payroll, marketing and other administrative expenses. A significant portion of the Company's disbursements during Fiscal 1996 represents the Company's investment in mobile production units, training facilities, product development equipment and other fixed assets aggregating $1,365,365 compared with similar expenditures which aggregated $395,369 in Fiscal 1995. Investment in video and marketing production costs during fiscal 1996 totaled $398,558 compared with $275,808 in Fiscal 1995.

         In addition, the Company incurred a one-time non-cash stock compensation expense totaling $600,000 in conjunction with the transfer of 300,000 shares of Common Stock from the founding shareholders to Greg Norman.

         Selling and administrative expenses for the first quarter of 1997 were $780,748. These expenses were start-up expenses, related to the launching of the seven vans and consisted of payroll, marketing and other administrative expenses.


     A significant portion of the Company's disbursements during the first quarter represented investment in fixed assets of $675,000. At March 31, 1997, the Company's cumulative investment in fixed assets was $2,435,517.


         The Company earned $32,176 in interest income for the quarter ending March 31, 1997. Further, in connection with its bridge financing, the Company incurred financing fees of $1,250,000, of which $1,000,000 was a non-cash expense. The financing fee is pro-rated over a ten month period ending December 31, 1997. Also, during the first quarter, the Company incurred a one time non-cash stock severance expense of $150,125. See "Financial Statements."

LIQUIDITY AND CAPITAL RESOURCES

        In July 1996, the Company consummated an initial public offering (the "IPO") of its Common Stock and Warrants. Net proceeds from the IPO (including in-house placement related expenses) aggregated $5,509,183 all of which have been used by the Company. Of the proceeds from the IPO, $1,353,356 was used to develop and deploy seven mobile fully-equipped operating units, $1,322,691 was used for production of the software and processes necessary to produce the Company's final products, $1,107,333 was used to repay bridge loans provided to the Company prior to the IPO, $507,000 was utilized to repay bank debt, $264,772 was used for marketing and promotional activities and the remainder of $954,031 was used for working capital.

         In November 1996, the Company entered into a $4,000,000 revolving line of credit arrangement with a financial institution. At December 31, 1996 the outstanding balance under this line was $500,000.

         On December 31, 1996, the Company executed an agreement with a financial institution to finance the first seven mobile production units whereby the Company can borrow up to $840,000 during 1997. No amounts were drawn against this lease at December 31, 1996.

         The Company is required to make payments to Greg Norman under a license agreement aggregating $600,000, $1,000,000 and $1,700,000, respectively, during each of the years commencing July 1, 1996, 1997 and 1998, whether or not the Company derives any revenues from product sales.

         In March 1997, the Company consummated a $3,500,000 Bridge Financing on the terms described below.

RECENT BRIDGE FINANCING

        In March 1997, the Company consummated the Bridge Financing pursuant to which it issued to 13 investors, including Status-One Investments Inc., a company controlled by Earl T. Takefman, the Chief Executive Officer of the Company, an aggregate of (i) 100,000 shares of Common Stock and (ii)
100,000 warrants to purchase 100,000 shares of Common Stock at a price of $10.00 per share, subject to adjustment in certain circumstances. As consideration for such securities, the investors in the Bridge Financing (the "Bridge Investors") pledged an aggregate of $3,500,000 in cash and other marketable securities as cash collateral (the "Cash Collateral") to Republic Bank of New York (Canada) Ltd. and Bank Hapoalim (Switzerland) Ltd. (collectively the "Guaranteeing Banks"), which in turn issued stand-by letters of credit (the "Letters of Credit") to the Company in the aggregate amount of up to $3,500,000, which expire on December 31, 1997. The Company has used the Letters of Credit to secure a $3,500,000 line of credit (the "Line of Credit") from Barnett Bank. In the event that the Company draws upon the Line of Credit and is subsequently unable to repay amounts owed to Barnett Bank under the Line of Credit prior to December 31, 1997, Barnett Bank will present the Letters of Credit to the Guaranteeing Banks who will pay Barnett Bank amounts owed to it using the Cash Collateral.

         In the event that some or all of the Cash Collateral is utilized and is thus not returned to the Bridge Investors on December 31, 1997, the expiration date of the Letters of Credit, the Company is obligated to promptly issue to each Bridge Investor a number of shares of Common Stock equal to (x) the amount of such Bridge Investor's unreturned Cash Collateral divided by (y) $7.50, provided that the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days immediately prior to December 31, 1997 is greater than $11.00. Alternatively, if the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive days immediately prior to December 31, 1997 is less than $11.00, the price by which a Bridge Investor's unreturned Cash Collateral is to be divided shall be one-half of the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days prior to December 31, 1997. In the event that the Company issues shares of Common Stock in accordance with the foregoing, the Company is contractually obligated to promptly use its best efforts to effect the registration of such shares of Common Stock under the Securities Act.

         The Company believes that the completion of the Bridge Financing will enable the Company to deploy additional mobile production units in several markets throughout the United States and Canada and provide working capital during the product launch period.


         Although the Company's current cash position and available credit lines may not be sufficient to satisfy its capital and operating cash requirements through December 31, 1997, the Company believes that other pending financing arrangements which the Company hopes to consummate in 1997, together with its current cash and available lines of credit, will be adequate to satisfy its cash needs through December 31, 1997. Specifically, the Company anticipates that it will be able to obtain adequate additional equipment financing from banks or other institutional lenders as it expands its operational base of One-on-One vans and begins to generate revenues. Further, in the event that the Warrants become redeemable by the Company pursuant to their terms (one of which is a condition that the market price of the Common Stock has been above $7.50 per share for a specified period), the Company may elect (subject to consent by Whale) to call the Warrants for redemption. In the event that the price of the Common Stock has exceeded $7.50 per share for the specified period and the Warrants are called for redemption by the Company, if the market price of the Company's Common Stock exceeds the warrant exercise price of $5.00 per share it would become economically advantageous to the holders of the Warrants to exercise their contractual right to purchase shares of Common Stock at a price per share of $5.00, thus providing the Company with additional capital to finance its operations. While the Company has no current intention of selling additional equity securities, in the event that the Company is unable to raise capital through any of the foregoing methods, the Company would also consider a sale of its equity securities. There can be no assurance that the Company will be able to obtain additional equity or other financing. See "Risk Factors - Significant and Continuing Losses; Going Concern" and "-Need for Additional Financing."


RECENT DEVELOPMENTS



         On May 9, 1997, the Company reached an agreement in principle with Cadillac Motor Car Division of General Motors ("Cadillac"). The agreement grants Cadillac the exclusive U.S. dealer showroom rights to the Company's One-on-One with Greg Norman concept allowing Cadillac to exclusively offer its customers a free video golf lesson with Greg Norman if they test drive a Cadillac. The Company is to provide each participating Cadillac dealership with all marketing materials related to this promotion, including creative material for print and radio advertisements, banners, posters and brochures. The launch of the promotion nationwide is not expected until late in 1997 until after the Company and Cadillac conduct regional tests to determine the appropriate logistics and marketing approach to the proposed test drive program. Assuming Cadillac does not terminate the agreement at its option under circumstances set forth in the agreement, the contract would run until December 31, 2000 and would guarantee Visual Edge approximately 6,500 event days or $34,750,000 over the term, provided that Visual Edge has an adequate number of available vans to serve all participating Cadillac dealers. The arrangement with Cadillac remains subject to the execution of a formal agreement between the Company and Cadillac which is expected to be signed by August 1997.

                                    BUSINESS

         The Company was incorporated in July 1994 and commenced operations in January 1995. Since the Company's inception, it has been primarily engaged in the development and marketing of videotape golf lessons featuring personalized One-on-One instruction by leading professional golfer Greg Norman. The Company sells its products under the name One-on-One with Greg Norman.(TM)

INDUSTRY OVERVIEW

         Golf has become an increasingly popular form of sport in recent years. According to the National Golf Foundation, consumer spending on golf-related activities, including green fees, golf equipment and related merchandise, increased from approximately $12.7 billion in 1989 to approximately $15.1 billion in 1994. The Company believes that this trend is due largely to the aging of the general population as well as baby boomers, whose income and leisure time spent on recreational activities have been increasing. According to the National Golf Foundation, golfers are generally well-educated, high income, young to middle-aged adult males, a target market with attractive demographics and significant spending power. Also, it is estimated that there are more female golfers enjoying the sport than ever before.

         The number of golfers, golf courses and driving ranges has also increased and golf industry participants have sought to increase public awareness and provide greater access to golfers of all ages and income levels. According to the National Golf Foundation, there are approximately 15,000 public and private courses and, according to the Golf Range and Recreational Association, 1,900 to 2,300 stand-alone driving ranges in the United States today. In addition, the National Golf Foundation has estimated that there are currently 1,850 golf courses under construction in the United States. It is also estimated that golfers spend approximately $440 million annually on golf lessons. The Company believes that golfers are motivated to continually improve their play and that video is an effective method of delivering instruction. The Company believes that the capabilities of its software, including its ability to produce instructional commentary by Greg Norman and synchronized, "split-screen" comparisons with Greg Norman's swing, coupled with consumer recognition and appeal of Greg Norman, differentiate the Company's products from competing products and position the Company to capitalize on the growing popularity of golf.

PRODUCTS

         The Company's One-on-One personalized videotape golf lesson analyzes a golfer's swing by comparing it to Greg Norman's swing at several different club positions from two camera angles using Greg Norman's pre-recorded instructional commentary and analysis and computer graphics to highlight important golf fundamentals intended to improve a golfer's performance. The Company's products, through the use of synchronized "split-screen" comparisons to Greg Norman's swing, are designed to enable golfers to make meaningful self-observations to improve their play. In each of the Company's video golf lessons, Greg Norman emphasizes the importance of the relevant golf fundamental, comments on the golfer's execution of the fundamental and summarizes the key fundamentals to remember. The Company's products include the following right and left-handed, full swing personalized One-on-One golf lessons with Greg Norman:

         - The Basic Fundamentals: The Company's basic fundamental golf lesson is designed for golfers of all skill levels and is approximately 45 minutes. The Company has developed three versions of this lesson, each focusing on a different body and swing type.

         - The Basic Fundamentals for Senior Golfers: The Company's senior lesson is intended for male and female senior golfers who typically have more limited range of motion. It is approximately 45 minutes.

         - The Basic Fundamentals for Female Golfers: The Company's female lesson is designed for a female golfer and includes a professional female golfer to provide additional comparisons. It is approximately 45 minutes.

         - The Swing Plane: The Company's advanced golf lesson is designed primarily for golfers who have taken the Basic Fundamentals lesson and for lower handicap golfers. It is approximately 30 minutes.

         - The Follow-Up: This self-comparison video lesson is designed to permit golfers to compare two swings taken at different times to Greg Norman's swing to measure improvement or deterioration through the use of triple "split-screen" video. Golfers are able to store several swings on a computer diskette which may be incorporated into a self-comparison One-on-One video at any time.

         The Company's products sell for $19.95 to $49.95 and are available on VHS videotape format. The Company also expects to make personalized video golf lessons available on CD-ROM in the future. In addition, the Company plans to develop additional One-on-One video golf lessons, including short game lessons designed to focus on short iron play, chipping and pitching, sand play lessons and putting lessons. In the event the Company is able to meet its business objective, the Company believes that potential opportunities exist for the application of its One-on-One concept to the sports of bowling, tennis and baseball. There can be no assurance that the Company will be able to successfully develop any of these proposed additional sports.

RELATIONSHIP WITH GREG NORMAN

          Greg Norman, currently the number one player in the world according to the SONY golfer ranking system, is a two-time British Open winner, was awarded the Varden Trophy for the lowest average score on the PGA Tour in 1989, 1990 and 1994 and was named the 1995 PGA Player of the Year. The Company's business and prospects are dependent upon the Company's continued association with Greg Norman.

         Pursuant to a license agreement dated March 1, 1995, by and among the Company, Greg Norman and Great White Shark Enterprises, Inc. (the "Greg Norman License"), Greg Norman agreed to grant to the Company a worldwide license to use his name, likeness and endorsement in connection with the production and promotion of the Company's products. Greg Norman also agreed to grant to the Company the right to use any trademarks owned by him (except for the "Shark" logo). The agreement provides that the continued use of the license by the Company is conditioned upon guaranteed payments aggregating $3.3 million during the three-year period commencing July 1, 1996 (the "Initial Term") to be applied against a royalty equal to 8% of the Company's net revenues from product sales. "Net revenues" is defined as revenues less costs associated with discounts, allowances, payments to golf clubs, driving ranges or golf professionals, sales tax and returns, not to exceed 20% of product sales.

         Under the agreement, the Company is required to make payments aggregating $600,000, $1,000,000 and $1,700,000, respectively, during each of the years commencing July 1, 1996, 1997 and 1998, whether or not the Company derives any revenues from product sales. Such annual payments are payable on a quarterly basis. The Company has the option to renew the agreement for two additional five-year periods. In the event of renewal, the Company is obligated to make guaranteed payments of $1,300,000 during the first year of any renewal term, increasing by $100,000 for each successive year. In connection with the agreement, in April 1996, certain principal stockholders of the Company transferred an aggregate of 300,000 shares of Common Stock owned by them to Mr. Norman pursuant to an option held by Mr. Norman.

         The Company has the right to require Greg Norman to be available, subject to his commitments to the PGA Tour and other golf tours and contractual commitments, to produce the Company's products and make promotional appearances to market such products and to play with individuals who achieve a hole-in-one in a tournament who have purchased the Company's Ultimate Hole-in-One prize. Greg Norman is required to be available to the Company on three days, one day and two days during the first, second and third year, respectively, of the Initial Term, and two days during each year of any renewal term. In order to assist the Company in developing its products and if a tournament participant achieves a hole-in-one, Greg Norman has agreed to make himself available, at a cost of $50,000 per day or $50,000 per hole-in-one and subject to his schedule and convenience, for additional days in 1997 for the purpose of filming personalized One-on-One golf video lessons. Greg Norman has the right to approve prototypes and finished products and related advertising and promotional materials and may withhold his consent under certain circumstances, including if granting his approval would cause Greg Norman to be in breach of any of his other contractual commitments or would cause Greg Norman to endorse any other person or entity besides the Company. The agreement also requires Greg Norman to make himself available for medical exams for the purpose of assisting the Company in obtaining up to $10 million in "key-man" insurance on his life, which policy is now in effect. The Company has agreed to indemnify Greg Norman against any liability arising out of the Greg Norman License.

         The Greg Norman License prohibits Greg Norman from granting similar rights to any person with respect to any concept which is the same as or confusingly similar to the Company's concept or products. "Products" means a videotape or CD-ROM or printed versions or other similar medium that is given or sold to a consumer upon use of the concept in which Greg Norman's golf swing or any other golf professional's golf swing is compared to the user's golf swing using audio and video analysis of both swings. For purposes of the agreement, however, the self-instructional golf video product Better Golf featuring Greg Norman or any other form of golf instructional video or multi-media presentation for teaching golf techniques are not deemed to be the same as or confusingly similar to the Company's concept or products.

         Greg Norman may terminate the agreement in the event the Company fails to make any payment, breaches the agreement, is declared bankrupt or becomes insolvent, assigns its assets for the benefit of creditors, consents to the appointment of a receiver or trustee or winds up or ceases to carry on its business. The Company may terminate the agreement in the event Greg Norman dies, voluntarily enters a substance abuse program, commits an act that results in a criminal conviction damaging to his reputation or good will or breaches any material term of the agreement.

         The Company may assign the agreement to an affiliated entity and enter into distribution agreements with third parties with respect to product sales. The Company has no right to sublicense its rights under the agreement to a third party without the prior consent of Greg Norman.

MARKETING AND DISTRIBUTION

         Marketing Strategy

         The Company's primary marketing strategy is to sell One-on-One videotapes on a prearranged basis to various organizers of amateur corporate, charity and member golf tournaments (who typically offer gifts to tournament participants), golf professionals at private and daily fee golf courses and driving ranges and event planners who arrange indoor corporate events such as new store openings, convention and trade shows, in-store retail promotions and sales meetings.

         Target Markets

         The Company believes that its primary target markets include:

         Amateur Golf Tournaments. The Company believes that private and public golf courses present a significant opportunity to sell personalized One-on-One videotape golf lessons. The Company has targeted private and public golf courses which host corporate, charity and member tournaments and whose sponsors typically offer gifts such as golf umbrellas, golf bag towels, golf balls or golf shirts to tournament participants. The Company believes there is a significant opportunity for product and promotional "tie-ins" with these potential corporate and charity sponsors.

         Golf Courses and Golf Professionals. The Company has focused its marketing efforts on golf professionals at private and public golf courses. The Company believes that golf professionals will be willing to use the Company's products as instructional tools to enhance the marketing and quality of golf lessons given to their students and as a participant gift in member-guest tournaments.

         Driving Ranges. The Company has identified driving ranges as a potentially significant market for the Company's One-on-One videotapes. Driving ranges generally conduct a substantial portion of their business during the evenings and on weekends. The Company intends to market its products at driving ranges during evening hours to complement its marketing efforts to private and public golf courses during the daytime.

         Other Potential Markets. The Company also believes that travel agents who plan golf trips, golf specialty shops and sporting goods retailers and professional golf tournaments are also potential markets for the Company's products, as well as event planners who arrange indoor and outdoor events such as conventions and trade shows, new store openings, sales meetings and seminars and in-store retail promotions.

         Distribution Strategy

         The Company's has developed mobile One-on-One vans equipped with video and personal computer equipment to market, promote and produce the Company's products. The Company has positioned and will position such vans in selected geographic areas that will serve golf courses and driving ranges throughout the United States. The Company has placed its first seven vans in Florida (3), Georgia, Texas, Arizona and Southern California. The Company plans to place its next eight vans (which have been ordered) in California (2), Illinois, Michigan, New York, Massachusetts, Washington, D.C. and New Jersey.

         Strategic Relationships

         The Company may also seek to enter into strategic relationships with third parties relating to product marketing and distribution. Potential marketing partners may include golf industry participants, such as organizers of golf tournaments and companies that offer hole-in-one insurance.

         In November 1995, the Company entered into a distribution agreement with Visual Edge Systems Australia Pty. Ltd. ("Vesa"), an unaffiliated third party, pursuant to which the Company granted to Vesa the exclusive right to distribute One-on-One products in Australia, New Zealand and Indonesia. In connection with the agreement and upon delivery of the Company's initial version of its product, the Company received a non-refundable payment of $125,000 to be applied against future royalties, and is entitled to receive a royalty of $5.00 for each videotape sold. During the second and third years of the agreement, the Company is entitled to receive aggregate guaranteed royalties of $700,000. In addition, the agreement provides for certain profit sharing arrangements.

         The Company has recently commenced its marketing activities and has limited marketing and technical experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. The Company's strategy and preliminary and future marketing plans may be subject to change as a result of a number of factors, including progress or delays in the Company's marketing efforts, changes in market conditions (including the emergence of potentially significant related market segments), the nature of possible license and distribution arrangements which may become available to it in the future and competitive factors. There can be no assurance that the Company's strategy will result in successful product commercialization or that the Company's efforts will result in initial or continued market acceptance for the Company's products.

PRODUCTION

         The Company's One-on-One products are made possible by relatively recent advancements in the capabilities of affordable desktop personal computers to process, manipulate and edit digital video information. Creation of a One-on-One videotape involves videotaping a golfers' swing, editing and production of a videotape. Videotaping involves the operation of video equipment, including three digital cameras, a small television monitor, two computers and power supply. Editing involves the use of several computers, a television, a scan converter and several video cassette recorders and consists of editing the video footage of a golfer, synchronizing and sizing the golfer's swing to Greg Norman's swing and identifying key clubhead and body positions. In the final videotape production stage, the Company's software scans the videotape to locate the first blank segment where it records a "split-screen" image of Greg Norman and the golfer at similar club positions. Using pre-recorded film and audio footage stored in the computer's memory, the software creates computer graphics designed to illustrate comparisons to Greg Norman's swing and chooses appropriate verbal instructions and analytical comments from Greg Norman. A Company employee operates videotaping equipment at the first tee, driving range or other suitable location to videotape a golfer's swing which is edited inside the One-on-One van to create a personalized video golf lesson in approximately 16 minutes.

COMPETITION

         The Company faces intense competition for a finite amount of consumer discretionary spending from numerous other businesses in the golf industry and related market segments. The Company competes with numerous other products and services which provide golf instruction, including instructional golf videotapes, golf software used to analyze golf swings and golf courses, golf schools and professionals who offer video golf lessons, which may be less expensive or provide other advantages to consumers.

         Various instructional golf videotapes currently being marketed by leading golf professionals and instructors such as Jack Nicklaus, Tom Kite, Nick Faldo, David Leadbetter, Jim McLean and Greg Norman, including Better Golf and Shark Attack, among others, featuring Greg Norman, have achieved significant national, regional and local consumer recognition. These products are marketed by companies with substantially greater financial, marketing, distribution, personnel and other resources than the Company, permitting such companies to implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors to enter into new markets.

         In addition, certain companies offer both hardware and software to golf professionals for use in connection with golf lessons. Such companies include Astar, Inc., Vivid Visions, Inc. and Golf Training Systems, Inc. The Company believes that such companies offer hardware and software at prices ranging from $4,500 to $20,000. Certain companies also offer computer software to permit a golfer to analyze a golf swing, such as David Leadbetter's Computer Coach, which sells at a price of $59.95.

         The instructional golf video segment of the industry has no substantial barriers to entry and, consequently, the Company expects that other companies which have developed software technologies may seek to enter into the Company's target markets and compete directly against the Company. There can be no assurance that other companies are not developing or will not seek to develop similar products.

         The Greg Norman License prohibits Greg Norman from granting similar rights to any person with respect to any concept which is the same as or confusingly similar to the Company's concept or proposed products. Notwithstanding this prohibition, the self-instructional golf video product known as Better Golf featuring Greg Norman or any other form of golf instructional video or multi-media presentation for teaching golf techniques are not deemed the same as or confusingly similar to the Company's concept or products. There can be no assurance that the Company will be able to compete successfully.

PATENTS, TRADEMARKS AND PROPRIETARY INFORMATION

         The Company has filed a patent application with the United States Patent and Trademark Office covering certain aspects of its digital video editing and production process. There can be no assurance, however, as to the breadth or degree of protection which patents may afford the Company, that any patent applications will result in issued patents or that patents will not be circumvented or invalidated. Rapid technological developments in the computer software industry results in extensive patent filings and a rapid rate of issuance of new patents. Although the Company believes that its products do not and will not infringe patents or violate proprietary rights of others, the Company has not conducted any investigation to determine whether its products infringe patents or violate proprietary rights of others, and it is possible that infringement of existing or future patents or proprietary rights of others have occurred or may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

         The Company relies on proprietary processes and to employ various methods to protect the concepts, ideas and documentation of its products. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such processes or obtain access to the Company's proprietary processes, ideas and documentation. Furthermore, although the Company intends to enter into confidentiality agreements with its employees, there can be no assurance that such arrangements will adequately protect the Company.

         The Company has filed a trademark application with the United States Patent and Trademark Office, on behalf of Greg Norman, for the mark One-on-One with Greg Norman(TM) and may use this mark, as well as all other trademarks owned by Greg Norman (except the "Shark" logo) in connection with the marketing of its products. The Company's rights in these marks may be a significant part of the Company's proposed business. The Company is not aware of any claims or infringement or other challenges to the Company's rights to use these marks.

EMPLOYEES

         As of March 31, 1997, the Company employed (directly or indirectly) seven executive employees and 33 employees involved in the operation of its office and vans.

PROPERTIES

         The Company's principal executive offices are located in approximately 4400 square feet of office space in Boca Raton, Florida. This office space is leased and is principally used for operations and general administrative functions. The Company believes that its property is generally well maintained, in good condition and adequate for its present needs. Furthermore, the Company believes that suitable additional or replacement space will be available when required.

         The Company also has leased two additional facilities, one of which is in San Diego and one of which is in Baltimore. Each such office is used principally for administrative functions and each is approximately 1,000 square feet.

         In order to secure its obligations under its financing arrangement with Barnett Bank, the Company granted to Barnett Bank a lien on substantially all of the Company's liquid assets.

LEGAL PROCEEDINGS

         The Company is not presently a party to any material litigation.

                                   MANAGEMENT

         The following table sets forth certain information concerning the directors, executive officers and key employees of the Company:


                 NAME                                                        AGE         POSITION
                 ----                                                        ---         --------
                 Earl T. Takefman  . . . . . . . . . . . . . . . . . . .     47          Chief Executive Officer and Director

                 Alan L. Lubell  . . . . . . . . . . . . . . . . . . . .     58          Chairman of the Board and Vice
                                                                                         President

                 Richard Parker  . . . . . . . . . . . . . . . . . . . .     35          President, Chief Operating Officer and
                                                                                         Director

                 Edward Smith  . . . . . . . . . . . . . . . . . . . . .     45          Chief Financial Officer

                 Thomas Peters(1)  . . . . . . . . . . . . . . . . . . .     51          Director of Software Development

                 Peter Gorski(1) . . . . . . . . . . . . . . . . . . . .     41          Vice President of Operations

                 Eddie Einhorn(2)  . . . . . . . . . . . . . . . . . . .     60          Director

                 Mark Hershhorn(2)(3)  . . . . . . . . . . . . . . . . .     48          Director

                 Beryl Artz (3)  . . . . . . . . . . . . . . . . . . . .     44          Director

                 Frank Williams  . . . . . . . . . . . . . . . . . . . .     57          Advisor to the Board of Directors
---------------

(1)      Executive employee.
(2)      Member of the Audit Committee.
(3)      Member of the Compensation Committee.


         Earl T. Takefman, a co-founder of the Company, has been Chief Executive Officer of the Company since March 1995. Prior to founding the Company, Mr. Takefman was Co-Chief Executive Officer of SLM International, Inc. ("SLM"), a publicly traded toy and sporting goods company, from December 1989 to August 1994. SLM filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 1995. From 1980 to 1989, prior to joining SLM, Mr. Takefman was Chief Operating Officer of Charan Industries ("Charan"), a publicly traded Canadian toy and sporting goods company. Mr. Takefman received a Bachelor of Architecture degree in 1971 and a Masters of Business Administration degree from McGill University in Montreal, Canada in 1973.

         Alan L. Lubell, a co-founder of the Company, has been Chairman of the Board of the Company since July 1994 and Vice President since May 1996. Prior to founding the Company, Mr. Lubell had been an entrepreneur in the area of sports television. From 1977 to July 1994, Mr. Lubell served as President of Marathon Entertainment, a sports television company which he founded that created many events and programs that were sold to television stations and networks and national advertisers. Among the events developed, packaged and produced by Marathon Entertainment was the New York City Marathon. Mr. Lubell received a Bachelor of Science degree in marketing from New York University in 1960.

        Richard Parker has been the Company's President and Chief Operating Officer since July 1996 and became a Director of the Company on May 2, 1997. From February 1990 until his appointment as Chief Operating Officer of the Company, Mr. Parker was the founder, owner and president of Diomo Marketing Inc. and Devrew Merchandising Inc., companies engaged in marketing and selling consumer products in Canada. From August 1984 to February 1990, Mr. Parker held various positions, including Vice President, at Charan. Mr. Parker graduated from Vanier College in Montreal in 1980.

         Edward Smith became the Company's Chief Financial Officer in March 1997. From January 1996 until February 1997, Mr. Smith was the Vice President of Finance for Enterprise Development Corporation, a Florida corporation that provides consulting services to developing and early stage companies. From January 1995 until January 1996, Mr. Smith was the Chief Financial Officer for Kirker Enterprises, Inc., a Delaware corporation specializing in the manufacturing of bulk cosmetics. From September 1985 until January 1995, Mr. Smith was the Chief Financial Officer of the Calabrian Corporation, a Delaware corporation which manufactures specialized chemicals. From February 1981 to September 1985, Mr. Smith was a Manager at KPMG Peat Marwick LLP in the consulting area. Mr. Smith received a B.B.A. in accounting from Pace University in 1975 and an M.B.A. from Pace University in 1978.

         Thomas Peters has been Director of Software Development of the Company since May 1996. Since July 1992, Mr. Peters has been the owner of Smart View ("Smart View"), a company he founded to design and develop computer golf software to be used by golf professionals when giving video golf lessons. Since March 1995, Smart View has been engaged as an independent consultant to the Company and is principally responsible for the development of the software used in the Company's products. Smart View also has developed operating systems used by the Golf Academy at PGA National and at the Doral Golf Learning Center, each in Florida. Prior to founding Smart View, Mr. Peters, for 26 years, held various positions at International Business Machines Corporation, including Manager of Application Development from July 1989 to July 1992 and Personal Computer Product Planning Manager from 1984 to 1989. Mr. Peters graduated from Harper College at University of New York in 1967, with a B.A. in mathematics.

         Peter Gorski has been the Company's Vice President of Operations since August 1996. From March 1996 until his appointment as Vice President of Operations, Mr. Gorski was founder and owner and President of GHD Systems, Inc., a company providing courier services in five states. From February 1979 to March 1996, Mr. Gorski held various positions with the Federal Express Corporation, including Managing Director of District Operations, South Florida District. Mr. Gorski graduated from University of Wisconsin - Whitewater in 1976.

         Eddie Einhorn became a director of the Company on July 24, 1996 upon completion of the Company's IPO. Mr. Einhorn currently serves, and has served for the past five years, as Vice-Chairman of the Chicago White Sox baseball team franchise. Prior to being appointed Vice-Chairman, he served the franchise as its President and Chief Operating Officer from 1981 to 1991. Mr. Einhorn is a member of the Major League Baseball Schedule Format Committee, the Professional Baseball Association Committee, and was a member of the Television Committee from 1992 to 1995. In 1989, Mr. Einhorn was appointed television consultant to the United States Olympic Committee. He is currently a television consultant for the United States Figure Skating Association and the International Skating Union, the Governing bodies for figure skating throughout the world. Mr. Einhorn also serves on the Board of Directors of the Chicago Bulls basketball team of the National Basketball Association. Prior to 1981, Mr. Einhorn was executive producer of CBS Sports Spectacular, where he was awarded an Emmy Award in 1980. Mr. Einhorn holds a Bachelor's degree from the University of Pennsylvania and is a graduate of Northwestern University School of Law.

         Mark Hershhorn became a director of the Company on July 24, 1996 upon completion of the Company's IPO. Mr. Hershhorn currently serves and has served since November 1994 as President and Chief Executive Officer and as a director of National Media Corporation of Philadelphia, a publicly-traded worldwide infomercial company, and as Chairman of the Board of its international subsidiary, Quantum International, Inc. From August 1994 to November 1994, Mr. Hershhorn acted as President and Chief Operating Officer of National Media. Mr. Hershhorn was President and Chief Operating Officer of Buckeye Communications, a publicly traded corporation, from June 1993 to August 1994 and of National Media from December 1991 to April 1993. From 1990 to December 1991, Mr. Hershhorn was a Senior Vice President of Food Marketing for Nutri-Systems Inc., a diet food company. Prior to joining Nutri-Systems, he held various positions at the Franklin Mint, including Chief Financial Officers, Treasurer, Vice President and director, from 1985 to 1990. Mr. Hershhorn received a Bachelor of Arts degree in economics Rutgers University and a Masters of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. He currently serves as a member of the Wharton School Graduate Executive Board and as a member of the Executive Committee of the National Infomercial Marketing Associations.

         Beryl Artz became a director of the Company on March 19, 1997. Since March 1995, Mr. Artz has served as an Executive Vice President and director for Club Corporation of America, a corporation that owns and manages golf courses, in which position he has responsibility for private clubs, public golf and semi-private club operations within Texas and the Southeast United States.
From January 1988 until January 1995, Mr. Artz was the Executive Vice President of GolfCorp, a corporation that owns and manages golf courses, where he had responsibility for the public golf course and semi-private club operations.
Mr. Artz also currently serves as an advisor to the Board of Directors of Club Corporation International, a privately held corporation that owns and manages golf courses and that has annual gross revenues of over $700 million and over 228,000 memberships nationwide.

         Frank Williams served as a director of the Company from July 24, 1996, the date of completion of the Company's IPO, until March 1997, and currently serves as an advisor to the Board of Directors. Mr. Williams has been the Managing Director of Great White Shark Enterprises, Inc. since January 1993. From 1988 to January 1993, Mr. Williams served as a General Manager of the Australian division of International Management Group, a company engaged in representing athletes and producing sports programming. From 1978 to 1988, Mr. Williams was Managing Director and a co-founder of the Australian Masters Gold Tournament.

BOARD OF DIRECTORS

         All directors currently hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company but does not currently pay its directors any fees for attending Board meetings. The Company has granted to each of its non-employee directors options to purchase 5,000 shares of Common Stock and each of such directors will receive annual option grants to purchase 2,500 shares of Common Stock. See "Stock Option Plan."

         Audit Committee. The Company has established an Audit Committee of the Board of Directors comprised of Messrs. Einhorn and Hershhorn. Audit Committee members meet regularly with the Company's financial management and independent auditors to review the results of their examination, the scope of audits and their opinions on the adequacy of internal controls and quality of financial reporting.

         Compensation Committee. The Company has established a Compensation Committee of the Board of Directors comprised of Messrs. Hershhorn and Artz. The Committee makes recommendations to the Board of Directors concerning the salaries of all elected officers. In addition, the Compensation Committee administers the Company's 1996 Stock Option Plan and determines the amounts of, and the individuals to whom, awards shall be made thereunder. See "Stock Option Plan."

         The Company has agreed, for a three-year period ending on July 24, 1999, if so requested by Whale, to nominate and use its best efforts to elect a designee of Whale as a director of the Company, or at Whale's option, as a non-voting advisor to the Company's Board of Directors. Whale has not yet exercised its right to designate such a person.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer and each of the other executive officers (the "Named Executive Officers") of the Company for the fiscal year ended December 31, 1996. Prior to the consummation of the Company's initial public offering on July 24, 1996, none of the Named Executive Officers received compensation or benefits from the Company.

                                                          SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION                   LONG TERM COMPENSATION AWARDS
                                                    ---------------------------------------  ---------------------------------------
                                                                                             RESTRICTED   SECURITIES
                                                                                               STOCK      UNDERLYING    ALL OTHER
 NAME AND PRINCIPAL POSITION                          YEAR   SALARY($)   BONUS($)  OTHER($) AWARD(S)(#)   OPTIONS(1) COMPENSATION($)
                                                    -------  ---------  ---------  -------- -----------   ---------- ---------------
 Earl T. Takefman, Chief Executive Officer . . . .    1996    150,000       0          0         0          337,478         0

 Alan L. Lubell, Chairman of the Board and Vice
    President  . . . . . . . . . . . . . . . . . .    1996     75,000       0          0         0          250,000         0

 Richard Parker, President and Chief Operating
    Officer  . . . . . . . . . . . . . . . . . . .    1996     62,500       0          0         0           50,000         0

 Ami Trauber, Chief Financial Officer(2) . . . . .    1996(2)  62,500       0          0         0           25,000         0

 (1) Reflects options to acquire shares of the Company that were granted in 1996. The Company has not granted stock appreciation rights.

 (2) Mr. Trauber was terminated on February 28, 1997, and was replaced as Chief Financial Officer by Edward Smith. Mr. Smith receives an annual salary of $100,000 in connection with his employment.


SEVERANCE ARRANGEMENT

         Effective February 28, 1997, the employment of Ami Trauber, the Company's former Chief Financial Officer, was terminated. Pursuant to an agreement (the "Release"), between the Company and Mr. Trauber, the vesting of options to purchase 25,000 shares of Common Stock, at an exercise price of $5.00 per share, granted to Mr. Trauber was accelerated so that all of such options vested immediately. Mr. Trauber has exercised all 25,000 of such options and the shares of Common Stock underlying such options (the "Option Shares") are being registered hereby. Mr. Trauber has authorized Whale or another broker of the Company's choosing to sell the Option Shares at prevailing market prices such that the Company will receive up to $128,000 from such exercise, with Mr. Trauber retaining the remaining proceeds.

EMPLOYMENT AGREEMENTS

         Effective January 1, 1996, the Company entered into a three-year employment agreement with Earl T. Takefman, the Chief Executive Officer of the Company. Pursuant to the agreement, Mr. Takefman is entitled to receive a base salary of $150,000 per annum, subject to increase to $200,000 in July 1997 and $250,000 in July 1998 if the Company achieves pre-tax earnings of $2 million and $4 million in the prior 12-month periods, respectively. The agreement also provides for additional compensation in the amount of 5% of pre-tax earnings of the Company in each year if the Company achieves pre-tax earnings of a least $3 million and $5 million in fiscal 1997 and 1998, respectively. In addition, pursuant to the agreement, Mr. Takefman received the Executive Options upon the consummation of the Company's IPO, which options vest five years from the date of grant, subject to acceleration if the trading price of the Common Stock reaches certain thresholds, and which have an exercise price of $5.00. Specifically, the vesting of 150,000 of the Executive Options would accelerate to the date that the market price of the Common Stock equaled or exceed $10.00 per share for at least five consecutive trading days on or prior to January 24, 1998, if the price reaches such threshold. This threshold was achieved on February 7, 1997, and, accordingly, 150,000 of the Executive Options became exercisable as of such date. The vesting of the remaining 100,000 of the Executive Options will accelerate to the date that the trading price of the Common Stock equals or exceed $15.00 per share for at least five consecutive trading days on or prior to January 24, 1999, if the price reaches such threshold. The agreement is automatically renewed for additional one-year periods unless Mr. Takefman or the Company provides notice to the other of its termination. In the event that Mr. Takefman is terminated without cause, he will be entitled to receive as severance the amount of his base salary for the lesser of one year or the remaining term of the agreement.

         Effective January 1, 1996, the Company entered into a three-year employment agreement with Alan L. Lubell, the Chairman of the Board and Vice President of the Company. Pursuant to the agreement, Mr. Lubell is entitled to receive a base salary of $75,000 per annum, subject to increase to $100,000 in July 1997 and $125,000 in July 1998 if the Company achieves pre-tax earnings, of $2 million and $4 million in the prior 12-month periods, respectively. In addition, Mr. Lubell shall have the right to receive a bonus based on the Company's performance, as determined by the board of Directors, and the Executive Options on the same terms and subject to the same conditions as Mr. Takefman. The agreement is automatically renewed for additional one-year periods unless Mr. Lubell or the Company provides notice to the other of its termination. In the event Mr. Lubell is terminated without cause, he will be entitled to receive as severance the amount of his base salary for six months.

         Effective June 1, 1996, the Company entered into an employment agreement with Richard Parker, pursuant to which Mr. Parker serves as the President and Chief Operating Officer of the Company. Mr. Parker is entitled to receive a base salary of $150,000 per annum, subject to increase to $175,000 in 1998 if the Company achieves certain pre-tax earnings during 1997. Pursuant to his employment agreement, Mr. Parker is also eligible to receive a cash bonus and additional options under a formula based upon (i) the Company's stock price at the end of its fiscal year, or (ii) whether the Company achieves certain pre-determined target earnings per share thresholds. The agreement expires on December 31, 1998 but will automatically be renewed annually unless terminated by one or both of the parties. If Mr. Parker is terminated without cause, he will be entitled to received as severance the amount of his base salary for the lesser of six months or the remaining term of the agreement.

         Since March 1995, Thomas Peters and Smart View have been engaged to act as independent consultants to the Company in the area of software development, and are principally responsible for the development of the software used in the Company's proposed products. Mr. Peters was paid an aggregate of $91,525 in connection with services rendered for the period from March 1995 through April 30, 1996 and also received 9,155 shares of Common Stock and options to purchase 20,411 shares of Common Stock. As of May 1, 1996, the Company entered into a two-year employment agreement with Thomas Peters, pursuant to which Mr. Peters serves the Company, as a Director -- Software Development. Mr. Peters is entitled to receive a base salary of $100,000 in the first year of the agreement and $100,000 in the second year. Pursuant to the agreement, Mr. Peters is eligible to receive a bonus based on the Company's performance, as determined by the Board of Directors. The agreement is automatically renewed for additional one-year periods unless Mr. Peters or the Company provides notice to the other of its termination. In the event that Mr. Peters is terminated without cause, he will be entitled to receive as severance the amount of his base salary for three months. Mr. Peters has entered into a confidentiality agreement with the Company, has agreed, pursuant to his employment agreement, to devote all of his business time to the Company's affairs and has assigned to the Company all of his rights, title and interest in and to any invention relating to or used in connection with the Company's One-on-One products which he developed while engaged by the Company.

STOCK OPTION PLAN

         In April 1996, the Board of Directors and the Company's stockholders approved the Company's 1996 Stock Option Plan (the "Plan"). The purpose of the Plan is to provide directors, officers and key employees of, and consultants to the Company with additional incentives by increasing their ownership interests in the Company. Directors, officers and other key employees of the Company are eligible to participate in the Plan. Awards may also be granted to consultants providing valuable services to the Company. In addition, individuals who have agreed to become a key employee of or a consultant to the Company are eligible for option grants, conditional in each case on actual employment or consultant status. Awards of options to purchase Common Stock may include incentive stock options ("ISOs") and/or non-qualified stock options ("NQSOs").

         The Plan was amended by the Board of Directors on January 1, 1997 to increase the maximum number of shares of Common Stock that may be subject to outstanding options, determined immediately after the grant of any option. The Plan currently provides that such maximum number of shares of Common Stock is equal to the greater of

1,200,000 shares or 12% of the aggregate number of shares of the Company's Common Stock outstanding, provided, however, that options to purchase no more than 300,000 shares of Common Stock may be granted as ISOs.

         The Board of Directors has established a Compensation Committee, consisting of Messrs. Hershhorn and Artz, each of whom qualifies as a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to administer the Plan. The Compensation Committee generally has discretion to determine the terms of any option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period, and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any calendar year may not exceed 250,000; (ii) with respect to ISO's the option price per share of Common Stock may not be less than 100% of the market value of such share at the time of grant (or 110% if the ISO is granted to a 10% or more stockholder);
(iii) the term of any option may not exceed 10 years (unless granted as an ISO to a 10% or more stockholder, which term may not exceed five years); and (iv) an option may terminate upon a grantee's termination of employment for cause. In addition, unless otherwise specified by the Compensation Committee, all outstanding options vest upon a "change in control" of the Company (as defined in the Plan), and all options will terminate three months following any termination of employment.

         The Plan also provides for automatic option grants to directors who are not otherwise employed by the Company. Upon commencement of service (or upon agreeing to serve in the case of the initial non-employee directors), non-employee directors receive a nonqualified option to purchase 5,000 shares of Common Stock, and continuing non-employee directors receive annual options to purchase 2,500 shares of Common Stock. Options granted to non-employee directors become exercisable one-third on the date of grant and one-third on each of the next two anniversaries of the date of grant. Non-employee directors' options have a term of five years from the date of grant. Messrs. Einhorn and Hershhorn each received options to purchase 5,000 shares of Common Stock upon the consummation of the IPO, and, upon his appointment to the Board of Directors on March 19, 1997, Mr. Artz received options to purchase 5,000 shares of Common Stock. In addition, Mr. Frank Williams, a former director of the Company, currently acts as an advisor to the Company's Board of Directors and will continue to receive annual options to purchase 2,500 shares of Common Stock as long as he continues in such advisory capacity.

        The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. On January 1, 1997, the Board of Directors amended the Plan to provide for an increase in the maximum number of shares of Common Stock that may be subject to outstanding options, subject to the terms described above. At the Company's 1997 annual meeting on May 2, 1997 the stockholders of the Company ratified such amendment to the Plan.


         The Company currently has outstanding nonqualified options to purchase an aggregate of 965,871 shares of Common Stock. Of such options, options to purchase 337,478, 250,000, 100,000, 40,411, 25,000, 15,832 and 5,832 shares have been granted to Earl Takefman, Alan Lubell, Richard Parker, Thomas Peters, Edward Smith, Mark Lubell and Mona-Lee Takefman, respectively. All of such options are exercisable at a price per share ranging from $5.00 to $10.00 and vest in equal installments over a three- or five-year period, except for the Executive Options granted to each of Mr. Takefman and Mr. Lubell. Such Executive Options vest on a date five years from the date of the consummation of the IPO, subject to acceleration if the trading price of the Common Stock reaches certain thresholds and have an exercise price of $5.00. On February 7, 1997, the vesting of 300,000 of such Executive Options was accelerated, as the market price of the Common Stock equaled or exceeded $10.00 per share for five consecutive trading days. The vesting period of the remaining 200,000 Executive Options has not been accelerated. See "Management -- Employment Agreements."

         STOCK OPTION GRANT TABLE

         The following table shows, with respect to the Named Executive Officers, information concerning the grant of stock options pursuant to the Plan during the fiscal year ended December 31, 1996.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                         -----------------------------------------------------------
                                            NUMBER OF        PERCENTAGE OF TOTAL
                                           SECURITIES        OPTIONS GRANTED TO    EXERCISE OR BASE
                                           UNDERLYING        EMPLOYEES IN FISCAL    PRICE PER SHARE
                        NAME             OPTIONS GRANTED            1996             ($/SHARE)(1)       EXPIRATION DATE
               ---------------------     ---------------     -------------------   -----------------    ---------------
               Earl T. Takefman  . .         337,478(2)                43.9%                $5.00        July 24, 2006

               Alan L. Lubell  . . .         250,000(3)                32.6                 $5.00        July 24, 2006

               Richard Parker  . . .          50,000                    6.5                 $5.00        July 24, 2006

               Ami Trauber(4)  . . .          25,000                    3.3                 $5.00        July 24, 2006


(1) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.

(2) Excludes (i) 10,000 Bridge Warrants received by Mr. Takefman in the Bridge Financing, which were purchased on the same terms as the purchase of Bridge Warrants by the other investors in the Bridge Financing, and (ii) 5,832 shares underlying options owned by Mr. Takefman's spouse, as to which shares Mr. Takefman disclaims beneficial ownership. See "Certain Transactions -- Bridge Financing" and "Description of Securities."

(3) Excludes 15,832 shares underlying options owned by Mr. Lubell's son, Mark Lubell, as to which shares Mr. Alan Lubell disclaims beneficial ownership.

(4) Mr. Trauber's employment as the Company's Chief Financial Officer was terminated on February 28, 1997.


         STOCK OPTION EXERCISES AND YEAR END VALUES TABLE

         The following table shows, with respect to the Named Executive Officers, information with respect to the unexercised options to purchase shares of Common Stock granted under the Plan and held as of December 31, 1996. None of the Named Executive Officers exercised options during the year ended December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES


                             NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                              UNEXERCISED OPTIONS HELD AT             IN-THE-MONEY OPTIONS
                                   DECEMBER 31, 1996                AT DECEMBER 31, 1996 (1)
                             -------------------------------     ------------------------------
          NAME               EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-----------------------      -----------      --------------     -----------      -------------
Earl T. Takefman  . . .           0              337,478(2)              0            $253,108.50
Alan L. Lubell  . . . .           0              250,000(3)              0             187,500.00
Richard Parker  . . . .           0               50,000                 0              37,500.00
Ami Trauber(4)  . . . .           0               25,000                 0              18,750.00

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on December 31, 1996.

(2) Excludes (i) 10,000 Bridge Warrants received by Mr. Takefman in the Bridge Financing, which were purchased on the same terms as the purchase of Bridge Warrants by the other investors in the Bridge Financing, and (ii) 5,832 shares underlying options owned by Mr. Takefman's spouse, as to which shares Mr. Takefman disclaims beneficial ownership. See "Certain Transactions -- Bridge Financing" and "Description of Securities."

(3) Excludes 15,832 shares underlying options owned by Mr. Lubell's son, Mark Lubell, as to which shares Mr. Alan Lubell disclaims beneficial ownership.

(4) Mr. Trauber's employment as the Company's Chief Financial Officer was terminated on February 28, 1997. In connection with such termination, Mr. Trauber and the Company reached an agreement pursuant to which the vesting of Mr. Trauber's 25,000 options was accelerated, and Mr. Trauber exercised all of his options. See "Management - Severance Arrangement."

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law ("DGCL") contains provisions entitling the Company's directors and officers to indemnification from judgment, fines, amounts paid in settlement, and reasonable expenses (including attorney's fee) as the result of an action or proceeding in which they may be involved by reason of having been director or officer of the Company. In its Certificate of Incorporation, the Company has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

         The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. In addition, the

Company's By-Laws require the Company to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information, as of the date of this Prospectus, relating to the beneficial ownership of shares of Common Stock by: (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock; (ii) each of the Company's executive officers and directors; and (iii) all directors and executive officers of the Company as a group.

                                                                                           PERCENTAGE OF SHARES
                                                                                           BENEFICIALLY OWNED(2)
                                                                  NUMBER OF             ----------------------------
                                                                   SHARES
 NAME AND ADDRESS OF                                            BENEFICIALLY             BEFORE                AFTER
 BENEFICIAL OWNERS(1)                                             OWNED(2)              OFFERING              OFFERING
 --------------------                                            -----------            --------              --------
 Earl T. Takefman(3) . . . . . . . . . . . . . . .                 1,307,118              26.0%                 25.4%
 Alan L. Lubell(4) . . . . . . . . . . . . . . . .                 1,255,958              25.0                  24.4
 Greg Norman . . . . . . . . . . . . . . . . . . .                   300,000               6.0                   5.9
 Barry Minsky(5) . . . . . . . . . . . . . . . . .                   248,503               5.0                   4.9
 Richard Parker  . . . . . . . . . . . . . . . . .                         0                --                    --
 Edward Smith(6) . . . . . . . . . . . . . . . . .                         0                --                    --
 Eddie Einhorn(7)  . . . . . . . . . . . . . . . .                     1,666                 *                     *
 Mark Hershhorn(7) . . . . . . . . . . . . . . . .                     1,666                 *                     *
 Beryl Artz(7) . . . . . . . . . . . . . . . . . .                     1,666                 *                     *
 All directors and executive officers as a group
 (seven persons) . . . . . . . . . . . . . . . . .                 2,568,074              51.2                  49.9
--------------------
*Less than 1%

(1) Unless otherwise indicated, the address for each named individual, corporation or group is in care of Visual Edge Systems Inc., 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Prospectus, have been exercised.


(3) Includes (i) 1,157,118 shares owned by Status-One Investments Inc., a Delaware corporation owned by Earl T. Takefman and certain family members and controlled by Earl T. Takefman (which includes 10,000 shares of Common Stock acquired in the Bridge Financing and 10,000 shares of Common Stock underlying the Bridge Warrants) and (ii) presently exercisable options to acquire 150,000 shares of Common Stock, but does not include (x) shares of Common Stock underlying options held by Mr. Takefman and his spouse (as to which Mr. Takefman disclaims beneficial ownership) to acquire an aggregate of 193,310 shares of Common Stock, none of which are exercisable within 60 days, or (y) 2,136 shares of Common Stock owned by Mr. Takefman's spouse, as to which shares Mr. Takefman disclaims beneficial ownership. See "Certain Transactions -- Bridge Financing" and "Management -- Employment Agreements."



(4) Includes (i) presently exercisable options to acquire 150,000 shares of Common Stock and (ii) shares underlying an aggregate of 134,236 options to acquire shares owned by Mr. Lubell, which options Mr. Lubell granted to certain persons and which may become exercisable within 60 days of the date hereof, but does not include (x) 21,827 shares of Common Stock that Mr. Lubell has agreed to transfer to certain persons upon the expiration of the transfer restrictions on such shares, which will occur no later than July 24, 1997 and (y) 100,000 shares of Common Stock underlying the Executive Options, which are not exercisable within 60 days. See "Shares Eligible for Future Sale" and "Management -- Employment Agreements."



(5) The shares are owned by Greenwich Properties Inc., a company controlled by Barry Minsky. Mr. Minsky's address is c/o Greenwich Properties Inc., 545 Madison Avenue, New York, New York 10022.

(6) Excludes shares underlying options to acquire 25,000 shares of Common Stock, none of which are exercisable within 60 days.

(7) Excludes shares underlying options to acquire 3,334 shares of Common Stock, none of which are exercisable within 60 days.

                              CERTAIN TRANSACTIONS

STOCK ISSUANCES AND LOANS

         In March 1995, the Company issued (i) 1,708,938 shares of Common Stock to Alan L. Lubell, its Chairman of the Board and Vice President, (ii) 732,402 shares of Common Stock to Status-One Investments Inc. ("Status-One"), a company controlled by Earl Takefman, its Chief Executive Officer, and (iii) 488,268 shares of Common Stock to Greenwich Properties Inc. ("Greenwich"), a company controlled by Barry Minsky, for nominal consideration.

         In March 1995, Mr. Lubell transferred 427,235 shares of Common Stock to Status-One in accordance with the terms of a shareholders agreement, dated March 1, 1995, by and between Status-One and Mr. Lubell (the "Shareholders Agreement"). The Shareholders Agreement has since been terminated. Between June 1995 and March 1996, Mr. Lubell sold an additional 102,536 shares of Common Stock to various investors for $630,000 in the aggregate, and Greenwich sold 9,765 shares in consideration of $60,000 in the aggregate.

         Since its inception, the Company borrowed $191,750, $162,500 and $48,450, respectively, from Mr. Lubell, Status-One and Greenwich. In December 1995, these loans were contributed to the capital of the Company for no consideration.

         In March 1995, the Company issued an additional 24,413 shares of Common Stock to Status-One and granted options to purchase 87,478 shares of Common Stock to Earl Takefman in exchange for financing considerations arranged by Status-One. In addition, in March 1995 the Company issued an additional 24,413 shares of Common Stock to Status-One in consideration of services rendered to the Company by Earl Takefman, 9,155 shares to Thomas Peters in consideration of software development services rendered to the Company, 2,136 shares to Mona-Lee Takefman, the spouse of Earl Takefman, the Company's Chief Executive Officer, in consideration of clerical and secretarial services rendered to the Company and 2,136 shares to Mark Lubell, the son of Alan Lubell, the Company's Chairman of the Board of Directors and Vice President, in consideration of managerial services rendered to the Company during its market testing activities. The value of the foregoing services were, in each case, determined by the Board of Directors of the Company based upon a per share valuation of $.17.

         In April 1996, Greenwich, Status-One and Mr. Lubell transferred 180,000, 56,250 and 63,750 shares of Common Stock, respectively, to Greg Norman, upon his exercise of an option granted to him pursuant to the terms of the Shareholders Agreement and the Greg Norman License. Pursuant to the Greg Norman License, the Company is required to make guaranteed payments aggregating $3,300,000 during the three-year period commencing July 1, 1996.

RECAPITALIZATION

         In March 1996, the Company effected a recapitalization of its capital stock. Each outstanding share of Class A Common Stock was converted into the right to receive .488268 shares of Common Stock, and each outstanding share of Class B Common Stock was converted into the right to receive 4,882.68 shares of Common Stock. In addition, options to purchase 505,000 shares of Class A Common Stock were converted, on the same terms and conditions, into the right to purchase 294,508 shares of Common Stock.

LOAN GUARANTEES

         As of May 31, 1996, the Company borrowed an aggregate of $507,000 from Republic National Bank of New York, which was repaid from the proceeds of the IPO. Prior to such repayment, all of the Company's assets were pledged as collateral to secure such indebtedness and Earl T. Takefman, Alan Lubell and Barry Minsky, principal stockholders of the Company, had guaranteed and pledged personal assets in the form of letters of credit and certificates of deposit and in the amounts of $354,400, $106,325 and $39,275, respectively, to secure the loan. Such personal guarantees and pledges of collateral were released upon the Company's repayment of the indebtedness.

BRIDGE FINANCING

         In connection with the Company's Bridge Financing, Status-One contributed $350,000 in cash of the aggregate $3,500,000 cash collateral delivered to Republic to secure a letter of credit in an amount up to $3,500,000. As consideration for the use of such collateral, the Company issued to Status-One 10,000 shares of Common Stock and 10,000 warrants, each to purchase one share of Common Stock at a price of $10.00 per share, subject to adjustment in certain circumstances. In the event that some or all of the cash collateral delivered by Status-One is not returned to it, Status-One will receive additional shares of Common Stock from the Company. Status-One's investment in the Bridge Financing was made on the same terms as the other investors in the Bridge Financing who are not affiliated with the Company. See "Plan of Operation -- Recent Bridge Financing."

OTHER

         Prior to the IPO, the Company utilized office space in New York, New York provided to it at no charge by Alan L. Lubell, its Chairman of the Board and Vice President. The Company does not owe any rental charges to Mr. Lubell as a result of the use of such space.

         The Company believes that each of the foregoing transactions were on terms no less favorable than those which could have been obtained from unaffiliated third parties. All future transactions between the Company and its affiliates will be on terms no less favorable than would be obtained from unaffiliated third parties.

                           DESCRIPTION OF SECURITIES

GENERAL

         The Company is authorized to issue 20,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of the date of this Prospectus, including 225,000 of the shares being registered and offered hereby, there are 4,840,000 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

COMMON STOCK

         The holders of the Common Stock are entitled to one vote for each share held of record in the election of directors of the Company and in all other matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. Holders of Common Stock are entitled (i) to receive such dividends as may be declared from time to time by the Board out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The rights of the holders of the Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is issued. All of the outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock have no preemptive rights.

PREFERRED STOCK

         The Company is authorized to issue 5,000,000 shares of Preferred Stock from time to time in one or more series, in all cases ranking senior to the Common Stock with respect to payment of dividends and in the event of the liquidation, dissolution or winding-up of the Company. There are no shares of Preferred Stock currently outstanding. Pursuant to the Company's Certificate of Incorporation, the Board of Directors, without further stockholder approval, is authorized to issue shares of one or more series of Preferred Stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board may determine (including, but not limited to, terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights). The rights and terms relating to any new series of Preferred Stock could adversely affect the voting power or other rights of the holders of the Common Stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

REDEEMABLE WARRANTS


        In connection with the IPO an aggregate of 1,495,000 of the Company's redeemable warrants (the "Warrants") were sold to the public. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock, at a price of $5.00, subject to adjustment in certain circumstances, at any time after July 24, 1997 until July 24, 2000.

        The Warrants are redeemable by the Company, upon the consent of Whale, at any time after July 24, 1997, upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid price of the Common Stock on all 30 of the trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $7.50, subject to adjustment) of the then effective exercise price of the Warrants. All warrantholders have exercise rights until the close of business on the date fixed for redemption.

         The Warrants have been issued in registered form under a Warrant Agreement between the Company and American Stock Transfer & Trust Company as Warrant Agent. Reference is made to said Warrant Agreement for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

        The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, such Warrants are not subject to adjustment for issuances of Common Stock at a price below the exercise price of the Warrants, including the issuance of shares of Common Stock pursuant to the Plan.

        The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check payable to the Company) to the Warrant Agent for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock.

        No Warrant will be exercisable unless at the time of exercise the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant. The Company will use its best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there is no assurance that it will be able to do so.

        No fractional shares will be issued upon exercise of the Warrants. However, if a warrantholder exercises all Warrants then owned of record by him, the Company will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

        The 1,495,000 shares of Common Stock underlying the Warrants are being
registered hereby, though none of such shares will be   eligible for offer or
sale until July 24, 1997, the date the Warrants may first be exercised or redeemed.


WHALE WARRANTS

         In connection with the IPO, the Company has granted to Whale and/or its designees warrants (the "Whale Warrants") to purchase up to 130,000 shares of Common Stock at an exercise price of $6.90 per share and/or up to 130,000 warrants (each to purchase one share of Common Stock at $6.90 per share) at an exercise price of $.138 per warrant. The Whale Warrants may not be sold, transferred, assigned or hypothecated for a one-year period ending on July 24, 1997, except to officers and partners of Whale and members of the selling group in the IPO, and are exercisable at any time and from time to time, in whole or in part, during the five-year period ending on July 24, 2001 (the "Warrant Exercise Term").

         Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the Whale Warrants, at the Company's expense, to register the Whale Warrants, the shares and warrants underlying the Whale Warrants, and the shares issuable upon exercise of the underlying warrants under the Securities Act on one occasion during the Warrant Exercise Term and to include the Whale Warrants and all such underlying securities in any appropriate registration statement which is filed by the Company during the seven year period ending on July 24, 2003.

         The 260,000 shares of Common Stock underlying the Whale Warrants are being registered hereby, though none of such shares will be eligible for offer or sale until July 24, 1997.

BRIDGE FINANCING WARRANTS

         In connection with the Bridge Financing, the Company issued an aggregate of 100,000 warrants (the "Bridge Warrants") to the investors in the Bridge Financing. Each Bridge Warrant entitles the registered holder thereof to purchase one share of Common Stock, at a price of $10.00, subject to adjustment in certain circumstances, at any time from March 26, 1997 until March 26, 2002.

         The Bridge Warrants have been issued pursuant to Share and Warrant Purchase Agreements entered into between the Company and each of the investors in the Bridge Financing. Reference is made to said Share and Warrant Purchase Agreement for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

         The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Bridge Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, subdivision or combination of the Company's Common Stock.

         The Bridge Warrants may be exercised upon surrender of the Bridge Warrant on or prior to the expiration date at the offices of the Company, with a completed form of subscription executed as indicated, accompanied by full payment of the exercise price (by certified check payable to the Company) for the number of Bridge Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock.

         The Company is registering hereby 100,000 shares of Common Stock which are the shares of Common Stock underlying the 100,000 Bridge Warrants.

         No fractional shares will be issued upon exercise of the Bridge Warrants. However, if a warrantholder exercises all Bridge Warrants then owned of record by him, the Company will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

REGISTRATION RIGHTS

         In connection with the Bridge Financing, the Company is obligated to issue additional shares of Common Stock to certain investors if the Line of Credit is drawn upon and such indebtedness is repaid from the Letter of Credit, resulting in the forfeiture of some or all of the Cash Collateral pledged by the investors in the Bridge Financing. In the event the Company issues additional shares of Common Stock to such investors, the Company is obligated to promptly register such additional shares.

         In connection with the IPO, the Company granted to Whale certain demand and piggyback registration rights in connection with the 260,000 shares of Common Stock issuable upon exercise of the 260,000 Whale Warrants. In connection with such rights, the Company has included 260,000 shares of Common Stock in the Registration Statement of which this Prospectus forms a part.

STATUTORY PROVISIONS AFFECTING STOCKHOLDERS

         Following the consummation of this offering, the Company will be subject to the State of Delaware's "business combination" statute, Section 203 of the Delaware General Corporation Law. In general, such statute prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) the transaction in which the interested stockholder obtained such status or the business combination is approved by the Board of Directors prior to the date the interested stockholder obtained such status; (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii) on or subsequent to such date the "business combination" is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

DIVIDEND POLICY

         Holders of Common Stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available therefor. The Company intends to retain any earnings for the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, the Company's financial condition and such other factors as the Board of Directors may consider.

TRANSFER AGENT AND REGISTRAR


         The transfer and registrar for the Common Stock and the warrant agent for the Warrants is American Stock Transfer and Trust Company, New York, New York.


REPORTS TO STOCKHOLDERS

         The Company has registered its Common Stock and Redeemable Warrants under the provisions of Section 12(g) of the Exchange Act. Such registration requires the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act.


                        SHARES ELIGIBLE FOR FUTURE SALE

          As of the date of this Prospectus, including 225,000 of the shares being registered and offered hereby by certain of the Selling Stockholders and Mr. Trauber, the Company has 4,840,000 shares of Common Stock outstanding (assuming no exercise of any of the Company's outstanding warrants), of which 1,840,000 shares consisting of the 1,395,000 shares of Common Stock sold by the Company in the IPO, the 220,000 shares owned by the investors in the pre-IPO bridge financing (which are being registered hereby but remain subject to certain contractual restrictions described below) and the 225,000 shares offered by certain of the Selling Stockholders and Mr. Trauber will be freely tradeable without restriction or further registration under the Securities Act. All of the remaining 3,000,000 shares outstanding are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and in the future may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Of the 3,000,000 restricted shares, an aggregate of 2,520,406 shares became eligible for sale, without registration, under Rule 144 (subject to certain volume limitations prescribed by such rule and to the contractual restrictions described below), commencing March 1997.


         In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of the acquisition of restricted shares of Common Stock from either the Company or any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock on the Nasdaq SmallCap Market during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, a person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements.

          The Company's officers and directors as well as the investors in a pre-IPO bridge financing who hold an aggregate of 220,000 shares have agreed not to sell or dispose of any of their securities of the Company for a period of twelve months from the date of the IPO without Whale's prior written consent, provided that, with respect to all such persons except the pre-IPO bridge investors, such restrictions shall terminate if the Common Stock trades at a price of at least $10.00 per share for 20 consecutive trading days commencing on or after April 24, 1997.

         The possibility that a substantial amount of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

         An aggregate of up to 2,200,000 shares of Common Stock may be offered and sold pursuant to this Prospectus consisting of the following: (i) 200,000 shares by the Bridge Investors, including 100,000 shares underlying the Bridge Warrants, (ii) 25,000 shares by Ami Trauber, the former Chief Financial Officer of the Company, (iii) 260,000 shares by Whale, which shares underly the Whale Warrants, (iv) 1,495,000 shares underlying the Redeemable Warrants, which shares may be offered and sold by holders of the Redeemable Warrants upon exercise or conversion thereof, and (v) 220,000 by certain investors who invested in the Company prior to the IPO. The Company has agreed to register the public offering of all of such shares under the Securities Act and to pay all expenses in connection therewith, and such shares have been included in the Registration Statement of which this Prospectus forms a part. Except for Status-One Investments Inc., a company controlled by Earl T. Takefman, the Chief Executive Officer of the Company, Ami Trauber, the Company's former Chief Financial Officer, Frank Williams, a former director of the Company who currently serves in an advisory capacity to the Company's Board of Directors, and Whale, the Company's underwriter in the IPO, none of the Selling Stockholders has ever held any position or office with the Company or has had
any other material relationship with the Company.   The Company will receive up
to $128,000 of the proceeds from the sale of the shares of Common Stock by Mr.
Trauber.  See "Management - Severance Arrangement."   All of the Selling
Stockholders have an address in care of the Company at 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, except for Whale, whose address is 650 Fifth Avenue, New York, New York 10019, and Mr. Trauber, whose address is 3598 Yacht Club Drive, Apt. 1903, Aventura, Florida 33180. The following tables set forth certain information with respect to the Selling Stockholders:

                                                                                           PERCENTAGE
                                    BENEFICIAL                          BENEFICIAL         BENEFICIAL
                                    OWNERSHIP OF       AMOUNT OF        OWNERSHIP OF       OWNERSHIP OF
                                    COMMON STOCK       COMMON STOCK     COMMON STOCK       COMMON STOCK
 SELLING STOCKHOLDERS               PRIOR TO SALE      OFFERED          AFTER OFFERING     AFTER OFFERING
 --------------------               -------------      ------------     --------------     --------------
 Status-One Investments Inc. (1)        1,307,118         20,000(2)         1,287,118             25.4%

 Abbott Finance Inc.                       28,572         28,572(2)             -                   -

 Neil Freder                               41,919         14,286(2)            27,633               *

 Leonard Mendell                           62,282         19,282(3)            48,000              1.0

 Avrum Schwam Holdings Inc.                31,431          8,572(2)            22,859               *

 Carajen International Inc.                42,896          8,572(2)            34,324               *

 Venture Management                        28,572         28,572(2)               -                 -
 Consultants LLC

 Sandy Lang                                14,286         14,286(2)               -                 -

 Frank Leo                                 14,286         14,286(2)               -                 -

 Martin Miller                             22,286         14,286(2)             8,000               *

 Frank Williams                            13,853          5,714(2)             8,139               *

 Dan Elituv                                14,286         14,286(2)               -                 -

 Sol Zuckerman                             19,286         14,286(2)             5,000               *

 Ami Trauber (4)                           25,000         25,000                  -                 -

                                                                                                   Percentage
                               Beneficial                                 Beneficial               Beneficial
                               Ownership of          Amount of            Ownership of             Ownership of
                               Common Stock          Common Stock         Common Stock             Common Stock
 Selling Stockholders          Prior to Sale           Offered            After Offering           After Offering
 --------------------          -------------         ------------         -----------------        -----------------
 Whale Securities Co., L.P.             260,000(5)           260,000                 -                       -

 Dr. Lawrence Howard                     20,000               20,000                 -                       -

 Dr. Steven Landman                       5,000                5,000                 -                       -

 John R. Tompson and                      5,000                5,000                 -                       -
 Constance A. Tompson,
 Joint Tenants with Right
 of Survivorship

 Allan R. Lyons                           5,000                5,000                 -                       -

 Jonathan Robinson                        5,000                5,000                 -                       -

 Michael Weissman                         5,000                5,000                 -                       -

 Isaac Kier                              10,000               10,000                 -                       -

 Craig Effron                             5,000                5,000                 -                       -

 Mark Dickstein                           5,000                5,000                 -                       -

 Robert Laikin                           20,000               20,000                 -                       -

 Lisa Grossman                           10,000               10,000                 -                       -

 Gary Newman                              5,000                5,000                 -                       -

 Albert Nocciolino                        5,000                5,000                 -                       -

 FGR Akel                                 5,000                5,000                 -                       -

 Scott C. Gottlieb                        5,000                5,000                 -                       -

 Alfonso and Federico de                 10,000               10,000                 -                       -
 Riveroll, Joint Tenants
 with Right of Survivorship

 Roderick D. MacAlpine                    5,000                5,000                 -                       -

 Leonard A. Albanese                      5,000                5,000                 -                       -

 Lester Lieberman                         5,000                5,000                 -                       -

 Albert Greenspoon                        5,000                5,000                 -                       -

 B&B Trading Corp.                        5,000                5,000                 -                       -
 Retirement Plan

 Garland T. Duke, Jr.                     5,000                5,000                 -                       -

 Charles J. Reilly and                    5,000                5,000                 -                       -
 Kathleen M. Reilly

                                                                                                   PERCENTAGE
                               BENEFICIAL                                 BENEFICIAL               BENEFICIAL
                               OWNERSHIP OF          AMOUNT OF            OWNERSHIP OF             OWNERSHIP OF
                               COMMON STOCK          COMMON STOCK         COMMON STOCK             COMMON STOCK
 SELLING STOCKHOLDERS          PRIOR TO SALE           OFFERED            AFTER OFFERING           AFTER OFFERING
 --------------------          -------------         ------------         -----------------        -----------------
 James H. Cooper                      5,000                5,000                 -                       -

 Wendy and Robert Ull,                5,000                5,000                 -                       -
 Joint Tenants with Right
 of Survivorship

 Michael Freidman                    10,000               10,000                 -                       -

 Edward S. Rosenthal                 10,000               10,000                 -                       -

 Nicholas Kahla                       5,000                5,000                 -                       -

 Elliott Broidy                      20,000               20,000                 -                       -

 Holders of the
 publicly traded Warrants              (6)             1,495,000(6)             (6)                     (6)


* Less than 1%

(1) Status-One Investments Inc. is a Delaware corporation owned by Earl T. Takefman, the Company's Chief Executive Officer, and certain of his family members and controlled by Mr. Takefman.

(2) One-half of such shares of Common Stock are shares received in the Bridge Financing, and the other one-half of such shares are the shares of Common Stock underlying the Bridge Warrants received in the Bridge Financing. See "Plan of Operations - Recent Bridge Financing."

(3) Includes 7,141 shares of Common Stock received in the Bridge Financing and 7,141 shares of Common Stock underlying the Bridge Warrants received in the Bridge Financing.

(4) In connection with his termination as the Company's Chief Financial Officer, the vesting of all of Mr. Trauber's options was accelerated such that all 25,000 of his options became exercisable and were exercised. The shares of Common Stock underlying such options are being registered hereby. See "Management - Severance Arrangement."

(5) Shares of Common Stock underlying the Whale Warrants. See "Description of Securities - Whale Warrants."

(6) The Company currently has outstanding 1,495,000 publicly traded Warrants. The 1,495,000 shares of Common Stock included in this table are the shares underlying such Warrants. See "Description of Securities - Redeemable Warrants."

         The shares may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders or Whale may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Stockholders or Whale in amounts to be negotiated. Such broker and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York.


                                    EXPERTS

         The financial statements of Visual Edge Systems Inc. (a development stage company) as of December 31, 1996 and 1995 and for the years then ended and for the period from inception (July 15, 1994) to December 31, 1996 have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP contains an explanatory paragraph that states that the Company is in its development stage and its recurring losses through 1996 and contractual commitments under a licence agreement raise substantial doubt about the entity's ability to continue as a going concern unless additional financing or equity is obtained. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                             AVAILABLE INFORMATION

         The Company has filed with the Commission a registration statement on Form SB-2 under the Securities Act (together with all amendments and exhibits thereto, the "Registration Statement") with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601, and 7 World Trade Center, 13th Floor, New York, New York 10007. Copies of such material may be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

                            VISUAL EDGE SYSTEMS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                               TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
INDEPENDENT AUDITORS' REPORT                                                                          F-2

FINANCIAL STATEMENTS:

Balance Sheets as of December 31, 1996 and 1995                                                       F-3

Statements of Operations for the years ended December 31,
  1996 and 1995 and from the period of inception (July 15,
  1994) to December 31, 1996                                                                          F-4

Statements of Stockholders' Equity (Deficit) from the period of inception (July 15, 1994) to December 31, 1994 and for
  the years ended December 31, 1995 and 1996                                                          F-5

Statements of Cash Flows for the years ended December 31,
  1996 and 1995 and from the period of inception (July 15,
  1994) to December 31, 1996                                                                          F-6

Notes to Financial Statements                                                                     F-7 - F-15

Quarterly Financial Statements (Unaudited) for the period
  ended March 31, 1997                                                                           F-17 - F-23

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Visual Edge Systems Inc.:

We have audited the accompanying balance sheets of Visual Edge Systems Inc. (a development stage company) as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the period from inception (July 15, 1994) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visual Edge Systems Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended and for the period from inception (July 15, 1994) to December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(a) to the financial statements, the Company is in its development stage and its recurring losses through 1996 and contractual commitments under a license agreement raise substantial doubt about its ability to continue as a going concern unless additional financing or equity is obtained. Management's plans in regard to these matters are also described in Note 1(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG Peat Marwick LLP

Fort Lauderdale, Florida
January 24, 1997 except as to
note 9(b), which is as of
April 3, 1997

                            VISUAL EDGE SYSTEMS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

         ASSETS                                                                  1996            1995
         ------                                                             -----------        ---------
Current assets:
  Cash                                                                      $   233,117        $     558
  Short-term investments                                                      1,869,052               --
  Advance royalties (note 9a)                                                   300,000               --
  Other current assets                                                          117,503               --
                                                                            -----------        ---------
         Total current assets                                                 2,519,672              558
Fixed assets, net (note 2)                                                    1,624,826          330,626
Intangible assets, net (note 3)                                                 616,470          302,293
Other assets                                                                     23,202               --
                                                                            -----------        ---------
         Total assets                                                       $ 4,784,170        $ 633,477
                                                                            ===========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

Current Liabilities:
  Bank borrowings (note 6)                                                  $   500,000        $ 400,000
  Accounts payable                                                              333,114          269,262
  Accrued expenses                                                              284,900           13,718
  Other current liabilities                                                       1,500               --
                                                                            -----------        ---------
         Total current liabilities                                            1,119,514          682,980
                                                                            -----------        ---------
Commitments and contingencies (notes 1(a), 8 and 9)
Stockholders' equity (deficit) (Notes 5, 8 and 9):
    Preferred Stock, 5,000,000 shares authorized, none
      issued                                                                         --               --
    Common stock, $.01 par value, 20,000,000 shares
      authorized, 4,615,000 shares issued and outstanding at
      December 31, 1996 and 3,000,000 shares issued and
      outstanding at December 31, 1995                                           46,150           30,000
Additional paid-in capital                                                    6,481,159          385,460
Deficit accumulated during the development stage                             (2,862,653)        (464,963)
                                                                            -----------        ---------
         Total stockholders' equity (deficit)                                 3,664,656          (49,503)
                                                                            -----------        ---------
         Total liabilities and stockholders'
         equity (deficit)                                                   $ 4,784,170        $ 633,477
                                                                            ===========        =========


See accompanying notes to financial statements.

                            VISUAL EDGE SYSTEMS INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                                                  Period from
                                                                                                   inception
                                                                                                   (July 15,
                                                                        For the years ended         1994) to
                                                                            December 31,          December 31,
                                                                      1996             1995           1996
                                                                  ------------     -----------    ------------
Product sales                                                     $         --   $       7,267  $        7,267
License fees                                                                --         125,000         125,000
                                                                  ------------     -----------    ------------
                                                                            --         132,267         132,267
                                                                  ------------     -----------    ------------
Cost of sales                                                               --          44,167          44,167
General and administrative expenses                                  1,552,062         520,224       2,072,286
Selling and marketing                                                  264,772          15,240         280,012
One-time stock compensation expense
  (note 9(a))                                                          600,000          11,760         611,760
                                                                  ------------     -----------    ------------
                                                                     2,416,834         591,391       3,008,225
                                                                  ------------     -----------    ------------
         Operating loss                                             (2,416,834)       (459,124)     (2,875,958)
Other:
  Interest expense                                                     (50,854)         (5,118)        (55,972)
  Interest income                                                       69,998              --          69,998
                                                                  ------------     -----------    ------------
         Total other                                                    19,144          (5,118)         14,026
                                                                  ------------     -----------    ------------
         Loss before income taxes                                   (2,397,690)       (464,242)     (2,861,932)
Provision for income taxes (note 7)                                         --            (721)           (721)
                                                                  ------------     -----------    ------------
         Net loss                                                 $ (2,397,690)    $  (464,963)   $ (2,862,653)
                                                                  ============     ===========    ============
         Net loss per share                                       $      (.63)     $      (.14)   $       (.82)
                                                                  ------------     -----------    ------------
Weighted average common shares
  outstanding (note 1e)                                              3,801,250       3,220,000       3,510,625
                                                                  ============     ===========    ============



See accompanying notes to financial statements.

                           VISUAL EDGE SYSTEMS INC.
                        (A DEVELOPMENT STAGE COMPANY)

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                   PERIOD FROM INCEPTION (JULY 15, 1994) TO
                  DECEMBER 31, 1994 AND FOR THE YEARS ENDED
                          DECEMBER 31, 1995 AND 1996


                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                                  COMMON STOCK          ADDITIONAL     DURING THE
                                                  ------------           PAID-IN       DEVELOPMENT
                                           SHARES           AMOUNT       CAPITAL          STAGE            TOTAL
                                          ---------        -------     ----------     ------------      -----------
Balance at inception (July 15,
  1994) to December 31, 1994                     --        $    --     $       --     $         --      $        --
Issuance of common stock                  2,929,608         29,296        374,404               --          403,700
Common stock issued for services             70,392            704         11,056               --           11,760
Net loss                                         --             --             --         (464,963)        (464,963)
                                          ---------        -------     ----------     ------------      -----------
Balance at December 31, 1995              3,000,000         30,000        385,460         (464,963)         (49,503)
Issuance of common stock                  1,615,000         16,150      5,495,699               --        5,511,849
Common stock issued by shareholders
  for services                                   --             --        600,000               --          600,000
Net loss                                         --             --             --       (2,397,690)      (2,397,690)
                                          ---------        -------     ----------     ------------      -----------
Balance at December 31, 1996              4,615,000        $46,150     $6,481,159     $ (2,862,653)     $ 3,664,656
                                          =========        =======     ==========     ============      ===========


See accompanying notes to financial statements.

                            VISUAL EDGE SYSTEMS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                          For the period
                                                                                          from inception
                                                                  For the years ended     (July 15, 1994)
                                                                      December 31,         to December 31,
                                                                  1996            1995          1996
                                                              ------------     ----------   ------------
Operating activities:
Net loss                                                      $ (2,397,690)    $ (464,963)  $ (2,862,653)
Adjustments to reconcile net loss to
  net cash used in operating activities:
  One-time stock compensation expense                              600,000         11,760        611,760
  Depreciation and amortization                                    155,546         67,686        223,232
  Changes in assets and liabilities:
    Increase in other current assets                              (117,503)            --       (117,503)
    Increase in advanced royalties                                (300,000)            --       (300,000)
    Increase in other assets                                       (23,202)            --        (23,202)
    Increase in deferred organization costs                             --        (29,428)       (29,428)
    Increase in accounts payable                                    63,852        269,262        333,114
    Increase in accrued expenses                                   271,182         13,718        284,900
    Increase in other current liabilities                            1,500             --          1,500
                                                              ------------     ----------   ------------
         Net cash used in operating activities                  (1,746,315)      (131,965)    (1,878,280)
                                                              ------------     ----------   ------------
Investing activities:
  Purchases of short-term investments                           (3,508,015)            --     (3,508,015)
  Proceeds from the sale of short-term
    investments                                                  1,638,963             --      1,638,963
  Increase in intangible assets                                   (398,558)      (275,808)      (674,366)
  Capital expenditures                                          (1,365,365)      (395,369)    (1,760,734)
                                                              ------------     ----------   ------------
         Net cash used in investing activities                  (3,632,975)      (671,177)    (4,304,152)
                                                              ------------     ----------   ------------
Financing activities:
  Proceeds from borrowings                                       1,715,000        400,000      2,115,000
  Repayment of borrowings                                       (1,615,000)            --     (1,615,000)
  Proceeds from issuance of common stock                         5,511,849        403,700      5,915,549
                                                              ------------     ----------   ------------
         Net cash provided by financing
           activities                                            5,611,849        803,700      6,415,549
                                                              ------------     ----------   ------------
         Net increase in cash                                      232,559            558        233,117
Cash at beginning of period                                            558             --             --
                                                              ------------     ----------   ------------
Cash at end of period                                         $    233,117     $      558   $    233,117
                                                              ============     ==========   ============
Supplemental information:
  Cash paid for interest                                      $     50,854     $    5,118   $     55,972
                                                              ============     ==========   ============
  Cash paid for income taxes                                  $         --     $      721   $        721
                                                              ============     ==========   ============


See accompanying notes to financial statements.

                           VISUAL EDGE SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)     Description of Business and Basis of Presentation

                 Visual Edge Systems Inc. (the "Company") was organized to develop and market personalized videotape golf lessons featuring One-on-One instruction by leading professional golfer Greg Norman. To date, the Company has focused its efforts on developing video production technology which digitally combines actual video footage of a golfer's swing with a synchronized "split-screen" comparison to Greg Norman's golf swing to produce a 45-minute One-on-One videotape golf lesson. The Company's One-on-One personalized videotape golf lesson analyzes a golfer's swing by comparing it to Greg Norman's swing at several different club positions from two camera angles using Greg Norman's pre-recorded instructional commentary and analysis and computer graphics to highlight important golf fundamentals intended to improve a golfer's performance. The Company sells its products under the name "One-on-One with Greg Norman."

                 The Company was incorporated in July 1994 and commenced operations in January 1995. Since the Company's inception, it has been primarily engaged in product development, market development, testing technology, recruitment of key personnel, raising capital and preparing the software, hardware and videotape coaching instructions used in the production of its products. As a consequence, the Company has not generated any significant revenue and operated as a development stage company through December 31, 1996. Subsequent to year-end, the Company commenced generating revenue from its primary business activities.

                 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As a development stage company, the Company has not generated any significant revenues. Its recurring losses through 1996, and contractual commitments under a license agreement raise substantial doubt about the Company's ability to continue as a going concern unless additional financing or equity is obtained. The financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

                 In March 1997, the Company obtained some additional financing (see Note 10). Currently, the Company is in negotiation with several parties to obtain additional financing. There is no assurance the Company will be able to successfully obtain financing.

         (b)     Revenue Recognition

                 Revenue from product sales is recognized as videotape products are delivered to the customer and in accordance with individual contracted terms. Royalties and license fees are recorded as revenue when earned.


         (c)     Fixed and Intangible Assets

                 Fixed assets are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets (4 years).

                 Intangible assets consist principally of video production costs. The costs of video production are amortized over the estimated useful lives of the respective assets (4 years).

                 The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed fair value.

         (d)     Income Taxes

                 Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (e)     Loss Per Share

                 The Company has presented loss per share information giving effect to the recapitalization discussed in note 5. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin Topic 4:D, stock issued and stock options granted during the 12-month period preceding the date of the Company's July 1996 initial public offering (the IPO) have been included in the calculation of weighted average common shares outstanding for the period prior to the IPO, even when the impact of such incremental shares is antidilutive. The computation of weighted average common shares and equivalents outstanding for the year ended December 31, 1995 and December 31, 1996 follows:

                                                                                   1996             1995
                                                                                   ----             ----
                 Weighted average common shares outstanding,
                   exclusive of issuances within twelve months
                   prior to the IPO                                               3,000,000       3,000,000
                 Shares issued within 12 months prior to the IPO
                   assumed to be outstanding for the entire
                   period                                                           220,000         220,000
                 Weighted average common shares outstanding, for
                   shares issued after IPO                                          581,250           --
                                                                                  ---------       ---------
                 Weighted average common shares outstanding at
                   end of year                                                    3,801,250       3,220,000
                                                                                  =========       =========

          (f)    Fair Value of Financial Instruments

                 Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. Cash, short term investments, advance royalties and other current assets as well as accounts payable, accrued expenses and other current liabilities as reflected in the financial statements approximate fair value because of the short-term maturity of these instruments. The carrying value of the note payable to bank at

                 December 31, 1995 and the borrowings against the line of credit at December 31, 1996 approximated fair value as the variable rates offered are comparable to rates currently available to the Company.

         (g)     Stock Option Plan

                 As permitted by Statement No. 123, "Accounting for Stock Based Compensation," the Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would generally be recorded only if the current market price of the underlying stock exceeded the exercise price on the date of grant. Consistent with Statement No. 123, the Company discloses pro forma net loss and pro forma net loss per share for employee stock option grants made in 1995 and future years as if the fair-value-based method described in Statement No. 123 had been applied.

         (h)     Short-Term Investments

                 Short-term investments consist of discount notes and Treasury bills and are available for sale. The difference between the carrying value and fair value is immaterial at December 31, 1996.

         (i)     Use of Estimates

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (j)     Reclassification

                 Certain accounts in the 1995 financial statements were reclassified in order to conform to the 1996 financial statement presentation.

(2)      FIXED ASSETS

         Fixed assets consist of the following at December 31, 1996 and 1995:

                                                                                   1996             1995
                                                                                ----------        --------
         Mobile video production units                                          $  951,653        $     --
         Product development equipment                                             407,184         220,915
         Training and processing equipment                                         112,302              --
         Office furniture and equipment                                            144,808          31,930
         Show and exhibit displays                                                 144,787         142,524
                                                                                ----------        --------
                                                                                 1,760,734         395,369
         Less accumulated depreciation                                            (135,908)        (64,743)
                                                                                ----------        --------
                                                                                $1,624,826        $330,626
                                                                                ==========        ========

(3)      INTANGIBLE ASSETS

         Intangible assets consist of the following at December 31, 1996 and 1995:

                                                                                    1996            1995
                                                                                  --------        --------
                 Video and marketing production costs                             $674,366        $275,808
                 Deferred organization costs                                        29,428          29,428
                                                                                  --------        --------
                                                                                   703,794         305,236
                 Less: accumulated amortization                                   (87,324)         (2,943)
                                                                                  --------        --------
                                                                                  $616,470        $302,293
                                                                                  ========        ========

(4)      LEASES

         The Company has a noncancelable lease for office space that expires in 1999. Rental payments include minimum rentals plus building expenses. Rental expense for this lease during 1996 was $16,984. Through October 1996, the Company utilized minimal office space provided by an officer of the Company.

         Future minimum lease payments under this lease as of December 31, 1996 are:

                 YEAR ENDING DECEMBER 31,
                 1997                                                            $ 102,452
                 1998                                                              105,751
                 1999                                                               90,512
                                                                                 ---------
                                                                                 $ 298,715
                                                                                 =========

         The Company entered into a capitalized master lease agreement with a financial institution which permits the Company to finance its mobile video productions units of up to $840,000 through May 2000 at an interest rate of approximately 10%. At December 31, 1996, no amounts were drawn against this master capital lease. In January 1997, the Company financed one mobile video production unit for $130,284 under this lease. Future payments under this capital lease for each of the following three years is $49,210. Also, the Company anticipates financing six additional mobile video production units in 1997 for approximately the same amount.

(5)      COMMON STOCK

         During 1995, the Company's founding shareholders made capital contributions or loaned funds to the Company which were subsequently contributed to the Company as capital, totaling $403,700, in exchange for 5,000,000 Class A non-voting shares and 100 Class B voting shares.

         In March 1995, the Company issued 144,167 shares of Class A non-voting shares to employees and consultants for services. The estimated market value of such shares of $11,760 was recorded as compensation expense.

         On March 11, 1996, the Company's Board of Directors eliminated the Class A and B designation of its common stock and declared a recapitalization effective May 2, 1996, whereby .488268 of a share and 4882.68 shares of common stock with a par value of $.01 per share was issued for each Class A and Class B share, respectively, of common stock outstanding on that date. In addition, options to purchase Class A common stock were converted into the right to purchase .5831847 shares of common stock. All share and per share information related to shares issued prior to the recapitalization have been restated to reflect the recapitalization.

         In April 1996, three shareholders transferred 300,000 shares of Common Stock to Greg Norman, upon his exercise of an option granted to him pursuant to the terms of the Shareholders Agreement and Greg Norman License (see note 9(a)).

         To generate funds to continue the development of the Company's products and commence its planned primary business activities, the Company on May 31, 1996, raised $965,000 net of expenses, from sale of 22 units in a private placement for $50,000 per unit, each unit consisting of an 8% unsecured promissory note in the principal amount of $50,000 and 10,000 shares of the Company's common stock. The promissory notes ($1,100,000) were repaid upon consummation of the initial public offering (IPO) on July 24, 1996.

         In the July 1996 IPO, including the over-allotment option granted to the underwriters in connection therewith, the Company sold 1,395,000 shares of Common Stock and 1,495,000 Redeemable Warrants to the public. Each Redeemable Warrant gives the registered holder thereof, during the period from July 24, 1997 until July 24, 2000, the right to purchase one share of Common Stock at an exercise price of $5.00. The Redeemable Warrants are redeemable by the Company, upon the consent of Whale Securities Co., L.P. (Whale) at any time after July 24, 1997, upon notice of not less than 30 days, at a price of $.10 per Redeemable Warrant, provided that the closing bid price of the Common Stock is at least $7.50 per share for thirty trading days ending on the third day prior to the date on which the Company gives notice of the redemption of the Redeemable Warrants, subject to adjustment in certain circumstances. Net proceeds from the IPO were $5,511,849. At December 31, 1996, 1,495,000 shares of common stock are reserved for issuance upon exercise of the Redeemable Warrants and an additional 260,000 shares of Common Stock are reserved for issuance upon exercise of an aggregate of 260,000 warrants held by Whale, which warrants were received in connection with Whale's role as underwriter in the IPO.

(6)      BANK BORROWINGS

         In October 1995, the Company borrowed $400,000 from a bank which was due on demand. This note bore interest at the bank's reference rate (8.25% at December 31, 1995). The note was secured by all of the Company's assets and certain personal assets of certain of the Company's shareholders and was personally guaranteed by such shareholders. In January and April 1996, the Company borrowed an additional $115,000 and the total outstanding balance of $515,000 was converted to a promissory note. This note was paid off in July 1996 using the proceeds obtained from the IPO.

         In November 1996, the Company entered into a revolving line of credit arrangement with a financial institution for $4,000,000. Through December 20, 1996, the line of credit bore an interest rate of 6.625%. Subsequent to December 20, 1996, the interest rate is 1.25% plus LIBOR (5.50% at December 31, 1996). All investments held with the financial institution are pledged as collateral for the line of credit. At December 31, 1996, the outstanding balance under this line was $500,000.

(7)      INCOME TAXES

         Income tax expense in 1995 represented current state and local taxes.

         Net operating losses which are not currently usable are the principal difference between the expected amounts of tax benefits computed by applying the statutory federal income tax rate to the Company's loss before income taxes for the years ended December 31, 1996 and 1995.

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are presented below:

                                                                                  1996             1995
                                                                              ------------       ---------
         Deferred tax assets:
           Deferred start-up costs                                            $     75,550       $  97,500
           Net operating loss carryforward                                       1,095,160          54,300
           Accrued expenses                                                         22,212              --
           Amortization                                                              5,439              --
           Fixed asset depreciation                                                     --           6,000
                                                                              ------------       ---------
                 Total gross deferred tax assets                                 1,198,361         157,800
         Less valuation allowance                                               (1,075,644)       (157,800)
                                                                              ------------       ---------
                 Net deferred tax assets                                           122,717              --
                                                                              ------------       ---------
         Deferred tax liabilities:
           Fixed asset depreciation                                                 (9,827)             --
           Advanced royalties                                                     (112,890)             --
                                                                              ------------       ---------
                 Total gross deferred tax liabilities                             (122,717)             --
                                                                              ------------       ---------
         Net deferred tax asset                                               $         --       $      --
                                                                              ============       =========

         As of December 31, 1996, the Company has a tax net operating loss carryforward of approximately $1,160,000 expiring in 2010. The Company has provided a valuation allowance of $1,075,644 and $157,800 at December 31, 1996 and 1995 against its net deferred tax assets since it is more likely than not that the Company will not realize such assets given the Company's development stage and the losses incurred since inception. The change in valuation allowance in 1996 was $917,844.

(8)      STOCK OPTION PLAN

         In April 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"), which provided for the granting to directors, officers, key employees and consultants of the greater of 900,000 shares of common stock or 12% of the aggregate number of the Company's common stock outstanding, whichever is greater. Grants of options may be incentive stock options (to a maximum of 300,000) or non-qualified stock options and will be at such exercise prices, in such amounts, and upon such terms and conditions, as determined by the Compensation Committee of the Board of Directors. However, with respect to incentive stock options, the option exercise price may not be less than 100% of the market value at the time of grant (110% if the incentive stock option is granted to a 10% or more stockholder) and the term of any option may not exceed ten years (unless granted as an incentive stock option to a 10% or more stockholder, which term may not exceed five years.) The Company has not granted any incentive stock options. On January 1, 1997, the Plan was amended by the Board of Directors to increase the maximum number of shares of Common Stock that may be subject to outstanding options, determined immediately after the grant of any option. The Plan currently provides that such maximum number of shares of Common Stock is equal to the greater of 1,200,000 shares or 12% of the aggregate number of shares of the Company's Common Stock outstanding, provided, however, that options to purchase no more than 300,000 shares of Common Stock may be granted as ISOs.

         The plan also provides for the automatic grant of 5,000 non-qualified stock options upon commencement of service of a non-employee director and 2,500 options per year per director thereafter. The exercise price of the option may not be less than 100% of the market value at the time of grant. Such options vest one-third on the date of grant and one third on the first two anniversary dates and have a term of five years.

         At the time of the IPO (July 1996), 787,871 nonqualified options were granted to purchase common stock at an exercise price equal to the IPO price of the common stock ($5.00).

         In March 1995, the Company granted 177,871 nonqualified options to purchase common stock at an exercise price equal to the IPO price of the common stock ($5.00). Such options have been canceled.

         The Company applies APB Opinion No. 25 in accounting for its Plan, and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on fair value at the grant date for its stock options under Statement No. 123, the Company's net loss and net loss per share for the year ended December 31, 1996 would have increased to $3,579,469 and $.94, respectively, and, for the year ended December 31, 1995, the Company's net loss and net loss per share would have increased to $719,904 and $.23, respectively.

         In calculating the Company's net loss had the compensation cost been determined under Statement No. 123, it was assumed that Earl Takefman's options would vest in the year granted, others would vest over a four year period, 5% of the options would be forfeited, no dividends, volatility percent of 10% and an interest rate of 6.3%.

Stock option activity during the periods is indicated as follows:

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                                                                   NUMBER             EXERCISE
                                                                                 OF SHARES             PRICE
                                                                                 ---------             ------
Balance at January 1, 1995
  Granted                                                                          177,871             $ 5.00
  Exercised                                                                             --               --
  Forfeited                                                                             --               --
  Expired                                                                               --               --
                                                                                  --------             ------
Balance at December 31, 1995                                                       177,871             $ 5.00
  Granted                                                                          787,871             $ 5.00
  Exercised                                                                             --               --
  Forfeited                                                                             --               --
  Canceled                                                                        (177,871)            $ 5.00
                                                                                  --------             ------
Balance at December 31, 1996                                                       787,871             $ 5.00
                                                                                  ========             ======


At December 31, 1996, 4,998 options are exercisable. In addition, on February 7, 1997, an additional 300,000 options became exercisable. See Note 9(b).

At December 31, 1996, the exercise price and weighted-average remaining contractual life of outstanding options was $5.00 and 10 years, respectively.

(9)      COMMITMENTS AND CONTINGENCIES

         (A)     LICENSE AGREEMENT

                 Effective March 1, 1995 the Company entered into a license agreement with Greg Norman (Norman), a professional golfer, and his corporation, Great White Shark Enterprises, Inc. (Great White Shark), pursuant to which the Company was granted a worldwide license to use his name, likeness and endorsement in connection with the production and promotion of the Company's products. Norman will receive royalties of 8% of all net revenues, as defined, derived from the sale of One-on-One videotapes. The Company extended the agreement in 1996 and used a portion of the proceeds from its private placement to pay the initial $150,000 required to extend the agreement. The extension of the agreement, which is for three additional years, requires the Company to pay certain guaranteed fees, amounting to $3,300,000, to be paid in quarterly installments to Great White Shark and total $600,000 (including the $150,000 payment referred to above) in the year ending June 30, 1997, $1 million in the year ending June 1998 and $1.7 million in the year ending June 30, 1999. Such guaranteed payments will be credited against future 8% royalties due on the Company's net revenues from the sale of the One-on-One video. Through December 31, 1996, the Company made payments to Norman amounting to $300,000. These payments are presented as advance royalties on the balance sheet at December 31, 1996. As the Company generates revenue, the advance royalties will be recorded as expense.

                 The Company has the right to renew the license agreement for two additional periods of five years each. In the event of renewal, the Company is obligated to make guaranteed payments of $1,300,000 during the first year of the renewal term, increasing by $100,000 per year thereafter.

                 Also in March 1995, the Company's three founding shareholders entered into an Agreement which gave Norman an option to receive 10% of the outstanding shares of the Company from them. The option was conditioned upon the Company delivering a notice to Norman that was intended to extend the License Agreement for three years. In April 1996, Norman exercised the option and those shareholders transferred 300,000 shares of their common stock to Norman. The market value of such shares was $600,000. In accordance with Accounting Principles Board Opinion ("APB") No. 25, the non-cash transaction was recorded as a charge to the statement of operation and an increase in additional paid-in capital, in April 1996, with no net impact on the Company's equity.

         (B)     EMPLOYMENT AGREEMENTS

                 The Company entered into employment agreements with seven executive employees expiring through December 1998 which provide for aggregate minimum annual compensation of approximately $763,000 in 1997 and $888,000 in 1998. The agreements are automatically renewed for additional one-year periods unless the Company or the employees provide timely notice of termination. Two of the employment agreements provide for an increase in compensation commencing in July 1997, if the Company achieves prescribed pre-tax earnings thresholds. The agreements also provide for bonuses and severance payments ranging from three to twelve months. In addition, two of the employment agreements provide for options for each employee to purchase an aggregate of up to 250,000 shares of common stock, at an exercise price per share equal to the IPO price of $5 per share, which was the per share price at the date of grant (see note 8). Such options had a vesting term of five years, subject to acceleration if the trading price of the Common Stock reached certain thresholds. Specifically, the vesting of 300,000 of such options would accelerate to the date that the market price of the Common Stock equaled or exceeded $10.00 per share for at least five consecutive trading days prior to January 24, 1998, if such threshold is reached. This threshold was achieved on February 7, 1997, at which time such 300,000 options became exercisable. The vesting of the remaining 200,000 options will be accelerated to the date that the trading price of the Common Stock equals or exceeds $15.00 per share for at least five consecutive trading days on or before January 24, 1999 if such threshold is reached. This threshold has not yet been reached. The original optional agreement contained an error in that it did not include a provision for the options to vest in five years. Such error was corrected by revisions to the option agreements dated April 3, 1997.

(10)     SUBSEQUENT EVENT (unaudited)

         In March 1997, the Company consummated a bridge financing (the "Bridge Financing") pursuant to which it issued to 13 investors, including Status-One Investments Inc., a company controlled by Earl T. Takefman, the Chief Executive Officer of the Company, an aggregate of (i) 100,000 shares of Common Stock and (ii) 100,000 warrants to purchase 100,000 shares of Common Stock at a price of $10.00 per share, subject to adjustment in certain circumstances. As consideration for such securities, the investors in the Bridge Financing pledged an aggregate of $3,500,000 in cash and other marketable securities as cash collateral (the "Cash Collateral") to Republic Bank of New York (Canada) Ltd. and Bank Hapoalim (Switzerland) Ltd. (collectively, the "Guaranteeing Banks"), which in turn issued stand-by letters of credit (the "Letters of Credit") to the Company in the aggregate amount of up to

              $3,500,000, which expire on December 31, 1997. The Company has used the Letters of Credit to secure a $3,500,000 line of credit (the "Line of Credit") from Barnett Bank. In the event that the Company draws upon the Line of Credit and is subsequently unable to repay amounts owed to Barnett Bank under the Line of Credit prior to December 31, 1997, Barnett Bank will present the Letters of Credit to the Guaranteeing Banks, who will pay Barnett Bank amounts owed to it using the Cash Collateral. In such instance, the investors in the Bridge Financing will be issued additional shares of Common Stock by the Company according to a predetermined formula to a maximum of 467,000 shares provided that the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days immediately prior to December 31, 1997 is greater than $11.00. Alternatively, if the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive days immediately prior to December 31, 1997 is less than $11.00, the Company is obligated to issue to each investor in the Bridge Financing a number of shares of Common Stock equal to (x) the amount of such investor's unreturned Cash Collateral divided by
              (y) one-half of the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days prior to December 31, 1997.

                           [INTENTIONALLY LEFT BLANK]

                            VISUAL EDGE SYSTEMS INC.
                                  BALANCE SHEET

                                 March 31, 1997

                                  (Unaudited)

Assets
Current Assets:
Cash                                                           $   963,042
Cash Equivalents (see Note 2)                                           --
Short Term Investments                                             950,210
Accounts Receivable                                                 79,653
Advance Royalties                                                  450,000
Other Current Assets                                               132,263
                                                               -----------
  Total Current Assets                                           2,575,168
                                                               ===========

Property, Plant & Equipment:
Mobile Production Units                                          1,519,879
Training and Processing                                            112,116
Product Development                                                435,093
Office Furniture  & Equipment                                      191,419
Show and Exhibit                                                   177,010
Depreciation                                                      (166,523)
                                                               -----------
  Total Fixed Assets, Net                                        2,268,994
                                                               -----------

Deferred Costs:
   Video Production                                                447,405
   Organizational                                                   29,428
   Financing                                                     1,125,000
   Marketing Development                                           226,962
Amortization                                                      (105,324)
                                                               -----------
  Total Deferred Assets, Net                                     1,723,472
                                                               -----------

Other Assets                                                        23,401
                                                               ===========

Total Assets                                                   $ 6,591,034
                                                               ===========

Liabilities & Stockholders' Equity
Bank Advances (see Note 2)                                     $ 1,500,000
Accounts Payable                                                    77,976
Accrued Expenses                                                   484,117
Other Current Liabilities                                           10,598
Current Maturities - Note Payable to Charter                       221,062
Contingent Liability (see Note 2)                                       --
                                                               -----------
  Total Current Liabilities                                      2,293,753


Long-Term Liabilities
Note Payable to Charter Financial                                  507,937
                                                               -----------

Total Liabilities                                                2,801,690
                                                               ===========

Stockholders' Equity
Preferred Stock, 5,000,000 shares authorized,
  none issued
Common stock, $.01 par value, 20,000,000 shares
  authorized, 4,715,000 shares issued and outstanding               47,150
Additional Paid In Capital                                       7,630,284
Accumulated Deficit                                             (3,888,090)
                                                               -----------
  Total Stockholders' Equity                                     3,789,344
                                                               ===========

  Total Liabilities & Stockholders' Equity                     $ 6,591,034
                                                               ===========


                            Visual Edge Systems Inc.
                            Statements of Operations

                          Three Months Ended March 31,
                                  (Unaudited)


                                                        1997                1996
                                                     -----------      -----------
Revenue                                             $   199,736              --

Cost of Sales                                           229,117              --
                                                    -----------       -----------

Gross Profit                                            (29,381)             --
                                                    -----------       -----------

General and administrative expenses                     559,341           118,028
Selling and marketing                                   190,063               459
One-time stock compensation expense                                          --
One-time non-cash stock severance expense               150,125
                                                    -----------       -----------
                                                        899,529           118,487
                                                    -----------       -----------

Operating Loss                                         (928,910)         (118,487)
                                                    -----------       -----------

Other:
  Interest income                                        32,176              --
  Interest expense                                       (3,705)          (12,812)
Bridge financing costs: (see Note 2)
  Financing Fee                                         (25,000)             --
  Non-cash financing fees                              (100,000)
                                                    -----------       -----------
                                                        (96,528)          (12,812)
                                                    -----------       -----------
Net Loss Before Income Taxes                         (1,025,438)         (131,299)
  Provision for Income Taxes                               --                --
                                                    -----------       -----------

Net Loss                                            $(1,025,438)      $  (131,299)
                                                    ===========       ===========

Loss Per Share                                      $     (0.25)      $     (0.04)
                                                    ===========       ===========

Weighted Average Shares Outstanding                   4,158,333         3,000,000
                                                    ===========       ===========




                        Visual Edge Systems Inc.
                            Statements of Cash Flows

                          Three Months Ended March 31,
                                  (Unaudited)


                                                                        1997            1996
                                                                        ----            ----
Operating Activities:
        Net Loss                                                   $(1,025,438)      $  (131,299)

Adjustments to reconcile net loss to net
cash used in operating activities:
        Bridge loan financing expense                                  125,000              --
        Severance pay expense                                          150,125              --
        Depreciation and amortization                                   48,615            49,165
        Changes in assets and liabilities:
            Increase in accounts receivable                            (79,653)             --
            Increase in other current assets                           (14,760)             --
            Increase in other assets                                      (200)             --
            Increase in bank advances                                1,000,000              --
            Increase (decrease) in accounts payable                   (255,138)          (52,982)
            Increase in accrued expenses                               199,217            56,791
            Increase in advanced royalties                            (150,000)             --
            Increase in other current liabilities                        9,098              --
                                                                   ------------       -----------

          Net Cash Used in Operating Activities                          6,865           (78,325)
                                                                   ------------       -----------

Investing Activities:
        Capital expenditures                                          (674,783)             --
        Proceeds from the sale of short term investments             1,268,844              --
        Increase in intangible assets                                     --                --
        Deferred Organization Costs                                       --                --
        Deferred financing costs                                    (1,250,000)          (25,000)
        Purchases of short term investments                           (350,000)
                                                                   -----------       -----------

          Net Cash Used in Investing Activities                     (1,005,939)          (25,000)
                                                                   -----------       -----------

Financing Activities:
        Proceeds from issuance of common stock
        Repayment of borrowings                                       (617,126)          103,600
        Proceeds from borrowings                                     2,346,125              --
                                                                   -----------       -----------

          Net Cash Provided by Financing Activities                  1,728,999           103,600
                                                                   -----------       -----------

          Net Increase in Cash                                         729,925               275

          Cash at Beginning of Period                                  233,117               558
                                                                   -----------       -----------

          Cash at End of Period                                    $   963,042       $       833
                                                                   ===========       ===========

Supplemental information:

        Cash paid for interest                                     $     3,705       $     9,412
                                                                   ===========       ===========

        Cash paid for income taxes                                 $      --         $      --
                                                                   ===========       ===========

                            VISUAL EDGE SYSTEMS INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

                                 March 31, 1997

(1)   BASIS OF PRESENTATION

                  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. As such, they should be read in conjunction with the Company's audited financial statements included elsewhere in the SB-2. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for the future interim periods or for the full year ending December 31, 1997.

                            VISUAL EDGE SYSTEMS INC.
                          NOTES TO FINANCIAL STATEMENTS






(2)   BRIDGE FINANCING, CASH EQUIVALENTS AND CONTINGENT LIABILITY

                In March 1997, the Company consummated a bridge financing (the "Bridge Financing") pursuant to which it issued to 13 investors, (including Status-One Investments Inc., a company controlled by Earl T. Takefman, the Chief Executive Officer of the Company), as a financing fee an aggregate of (i) 100,000 shares of Common Stock and (ii) 100,000 warrants to purchase 100,000 shares of Common Stock at a price of $10.00 per share, subject to adjustment in certain circumstances. As consideration for such securities, the investors in the Bridge Financing pledged an aggregate of $3,500,000 in cash and other marketable securities as cash collateral (the "Cash Collateral") to Republic Bank of New York (Canada) Ltd. ("Republic"), and Bank Hapoalim (Switzerland) Ltd. ("Bank Hapoalim"), which in turn issued stand-by letters of credit (the "Letters of Credit") to the Company in the aggregate amount of up to $3,500,000, which expire on December 31, 1997. The Company has used the Letters of Credit to secure a $3,500,000 line of credit (the "Line of Credit") from Barnett Bank. In the event that the Company draws upon the Line of Credit such amounts may either be repaid on or prior to December 31, 1997 or converted to equity at the Company's discretion on December 31, 1997. If not repaid Barnett Bank will present the Letters of Credit to Republic and Bank Hapoalim, who will pay Barnett Bank amounts owed to it using the Cash Collateral. In such instance, the investors in the Bridge Financing will be issued additional shares of Common Stock by the Company according to a predetermined formula to a maximum of 467,000 shares provided that the average of the closing bid prices of the Common Stock on the Nasdaq Small Cap Market on each of the twenty consecutive trading days immediately prior to December 31, 1997, is greater than $11.00. Alternatively, if the average of the closing bid prices of the Common Stock on Nasdaq SmallCap Market on each of the twenty consecutive days immediately prior to December 31, 1997, is less than $11.00, the Company is obligated to issue to each investor in the Bridge Financing a number of shares of Common Stock equal to (x) the amount of such investor's unreturned Cash Collateral divided by
                (y) one-half of the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market on each of the twenty consecutive trading days prior to December 31, 1997.

                As of March 31, 1997, the Company has utilized $1.25 million of the Line of Credit.

                Management believes that the availability of all or a portion of the funds raised in the Company's recent Bridge Financing are the equivalent of cash and that any amounts withdrawn represent a Contingent Liability (as opposed to a Bank Advance), since the Company is not required to repay such amounts. In order to emphasize the substance of this financing arrangement and better reflect the Company's financial status, captions entitled "Cash Equivalents" and "Contingent Liability" are reflected on the accompanying balance sheet.

                            VISUAL EDGE SYSTEMS INC.
                          NOTES TO FINANCIAL STATEMENTS



                  If under the Bridge Financing arrangement, the funds raised in the bridge financing are utilized and not repaid and are thus converted to equity, at the Company's sole and absolute discretion, the Company will have received $3.5 million of equity capital.






(3)   LEASES





                The Company entered into a capitalized master lease and equipment financing agreement with a financial institution which permits the Company to finance its mobile video production units of up to $840,000 through May, 2000 at an interest rate of approximately 10%. At December 31, 1996, no amounts were drawn against this master capital lease. For the quarter ending March 31, 1997, the Company financed seven mobile video production units for $761,905 under this lease. Future payments under this capital lease for each of the following three years is $344,470.

                            VISUAL EDGE SYSTEMS INC.
                          NOTES TO FINANCIAL STATEMENTS










(4)   SUBSEQUENT EVENT


                On May 9, 1997, the Company reached an agreement in principle with Cadillac Motor Car Division of General Motors ("Cadillac"). The agreement grants Cadillac the exclusive U.S. dealer showroom rights to the Company's One-on-One with Greg Norman concept allowing Cadillac to exclusively offer its customers a free video golf lesson with Greg Norman if they test drive a Cadillac. The Company is to provide each participating Cadillac dealership with all marketing materials related to this promotion, including creative material for print and radio advertisements, banners, posters and brochures. The launch of the promotion nationwide is not expected until late in 1997 until after the Company and Cadillac conduct regional tests to determine the appropriate logistics and marketing approach to the proposed test drive program. Assuming Cadillac does not terminate the agreement at its option under circumstances set forth in the agreement, the contract would run until December 31, 2000 and would guarantee Visual Edge approximately 6,500 event days or $34,750,000 over the term, provided that Visual Edge has an adequate number of available vans to serve all participating Cadillac dealers. The arrangement with Cadillac remains subject to the execution of a formal agreement between the Company and Cadillac which is expected to be signed by August 1997.

      NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL
 HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO
 MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS                              COMMON STOCK
 PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION
 OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING
 BEEN AUTHORIZED BY THE COMPANY, WHALE SECURITIES
 CO., L.P. OR THE SELLING STOCKHOLDERS.  THIS
 PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR
 A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY BY                          VISUAL EDGE
 ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER                          SYSTEMS INC.
 OR SOLICITATION IS UNLAWFUL.  NEITHER THE DELIVERY
 OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER
 SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE
 INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY
 TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                                                                              ----------
                   TABLE OF CONTENTS
                                                                              PROSPECTUS
                                                  PAGE
                                                  ----                        ----------

 Prospectus Summary  . . . . . . . . . . . . .       2
 Risk Factors  . . . . . . . . . . . . . . . .       6
 Price Range of Common Stock and Warrants  . .      12
 Dividend Policy . . . . . . . . . . . . . . .      12
 Use of Proceeds . . . . . . . . . . . . . . .      12
 Plan of Operation . . . . . . . . . . . . . .      14
 Business  . . . . . . . . . . . . . . . . . .      16                     June __, 1997
 Management  . . . . . . . . . . . . . . . . .      22
 Principal Stockholders  . . . . . . . . . . .      31
 Certain Transactions  . . . . . . . . . . . .      33
 Description of Securities . . . . . . . . . .      35
 Shares Eligible For Future Sale . . . . . . .      38
 Selling Stockholders and Plan of Distribution      40
 Legal Matters . . . . . . . . . . . . . . . .      43
 Experts . . . . . . . . . . . . . . . . . . .      43
 Available Information . . . . . . . . . . . .      43
 Index to Financial Statements . . . . . . . .     F-1

             _____________________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Generally, Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation to indemnify certain persons made a party or threatened to be made a party to an action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless the Delaware Court of Chancery or the court in which such action was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for proper expenses. To the extent such person has been successful in the defense of any matter, such person shall be indemnified against expenses actually and reasonably incurred by him.

         The Company has adopted provisions in its By-Laws which provide for indemnification of its officers and directors to the full extent permitted under Delaware law.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses that will be incurred by the Registrant in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration Fee and the Nasdaq SmallCap Market listing fee) are estimated.

         SEC Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   758.52
         Nasdaq SmallCap Market listing fee . . . . . . . . . . . . . . . . . . . .      2,000.00
         Legal fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . .     10,000.00
         Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . . .      5,000.00
         Printing and engraving expenses  . . . . . . . . . . . . . . . . . . . . .      5,000.00
         State securities qualification fees and expenses . . . . . . . . . . . . .      2,000.00
         Transfer agent fees and expenses . . . . . . . . . . . . . . . . . . . . .      2,000.00
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,241.48
                                                                                       ----------
                Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $29,000.00

         None of the foregoing expenses will be borne by the Selling
Stockholders.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The table below sets forth the sales of unregistered securities made by the Company since the date of its organization on July 15, 1994. All of such sales were private placements made in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and no underwriters were involved in such placements. In each instance in which the Company received services as consideration for the issuance and sale of Common Stock, the value of the services so rendered was determined by the Board of Directors of the Company based upon a per share valuation of $.17.

                                             Title and
                                             Amount of
                Purchaser                    Security        Date of Sale           Consideration
                ---------                    --------        ------------           -------------
 Alan L. Lubell  . . . . . . . . . . .       1,708,938
                                           Common Stock       March 1995             $192,350

 Status-One Investments Inc. . . . . .        732,402
                                           Common Stock       March 1995              162,750

 Greenwich Properties Inc. . . . . . .        488,268
                                           Common Stock       March 1995               48,600

 Greg Norman . . . . . . . . . . . . .        300,000                         License and Services under
                                           Common Stock        June 1996      License Agreement

 Status-One Investments Inc. . . . . .        24,413
                                           Common Stock       March 1995      Executive Services

 Frank Williams  . . . . . . . . . . .         8,139
                                           Common Stock       March 1995      Consulting Services

 Thomas Peters . . . . . . . . . . . .         9,155
                                           Common Stock       March 1995      Software Development Services

 Mona-Lee Takefman . . . . . . . . . .         2,136                          Secretarial and Clerical
                                           Common Stock       March 1995      Services

 Mark Lubell . . . . . . . . . . . . .         2,136
                                           Common Stock       March 1995      Management Services

 Dr. Lawrence Howard . . . . . . . . .        20,000
                                           Common Stock
                                             $100,000
                                               Note            May 1996              $100,000

 Dr. Leonard Mandell . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                25,000

 Dr. Steven Landman  . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                25,000

 John R. Tompson and                           5,000
         Constance A. Tompson,             Common Stock
         Joint Tenants with Right of          $25,000
         Survivorship  . . . . . . . .         Note            May 1996                25,000

 Allan R. Lyons  . . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                25,000

                                             Title and
                                             Amount of
                Purchaser                    Security        Date of Sale           Consideration
                ---------                    --------        ------------           -------------
 Jonathan Robinson . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                 $25,000

 Michael Weissman  . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 Isaac Kier  . . . . . . . . . . . . .        10,000
                                           Common Stock
                                              $50,000
                                               Note            May 1996                  50,000

 Craig Effron  . . . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 Mark Dickstein  . . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 Robert Laikin . . . . . . . . . . . .        20,000
                                           Common Stock
                                             $100,000
                                               Note            May 1996                 100,000

 Lisa Grossman . . . . . . . . . . . .        10,000
                                           Common Stock
                                              $50,000
                                               Note            May 1996                  50,000

 Gary Newman . . . . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 Albert Nocciolino . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 FGR Akel  . . . . . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

                                             Title and
                                             Amount of
                Purchaser                    Security        Date of Sale           Consideration
                ---------                    --------        ------------           -------------
 Scott Gottlieb  . . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                 $25,000

 Alfonso and Federico de Riveroll,            10,000
         Joint Tenants with Right of       Common Stock
         Survivorship  . . . . . . . .        $50,000
                                               Note            May 1996                  50,000

 Roderick D. MacAlpine . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 Leonard A. Albanese . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 Lester Lieberman  . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 Albert Greenspoon . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 B&B Trading Corp.                             5,000
         Retirement Plan . . . . . . .     Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 Garland T. Duke, Jr.  . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 Charles J. Reilly and                         5,000
         Kathleen M. Reilly  . . . . .     Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

 James H. Cooper . . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                  25,000

                                             Title and
                                             Amount of
                Purchaser                    Security        Date of Sale         Consideration
                ---------                    --------        ------------         -------------
 Wendy and Robert Ull,                         5,000
         Joint Tenants with Right of       Common Stock
         Survivorship  . . . . . . . .        $25,000
                                               Note            May 1996               $25,000

 Michael Friedman  . . . . . . . . . .        10,000
                                           Common Stock
                                              $50,000
                                               Note            May 1996                50,000

 Edward S. Rosenthal . . . . . . . . .        10,000
                                           Common Stock
                                              $50,000
                                               Note            May 1996                50,000

 Nicholas Kahla  . . . . . . . . . . .         5,000
                                           Common Stock
                                              $25,000
                                               Note            May 1996                25,000

 Elliott Broidy  . . . . . . . . . . .        20,000
                                           Common Stock
                                             $100,000
                                               Note            May 1996               100,000

 Status-One Investments Inc. . . . . .        10,000
                                            Common Stock
                                           10,000 Bridge
                                             Warrants         March 1997              350,000

 Abbott Finance Inc. . . . . . . . . .        14,286
                                            Common Stock
                                           14,286 Bridge
                                             Warrants         March 1997              500,000

 Neil Freder . . . . . . . . . . . . .         7,143
                                           Common Stock
                                               7,143
                                          Bridge Warrants     March 1997              250,000

 Leonard Mendell . . . . . . . . . . .         7,141
                                           Common Stock
                                               7,141
                                          Bridge Warrants     March 1997              250,000

 Avrum Schwam Holdings Inc.  . . . . .         4,286
                                           Common Stock
                                               4,286
                                          Bridge Warrants     March 1997              150,000

                                             Title and
                                             Amount of
                Purchaser                    Security        Date of Sale         Consideration
                ---------                    --------        ------------         -------------
 Carajen International Inc.  . . . . .         4,286
                                           Common Stock
                                               4,286
                                          Bridge Warrants     March 1997             $150,000

 Venture Management Consultants Inc.          14,286
                                           Common Stock
                                              14,286
                                          Bridge Warrants     March 1997              500,000

 Sandy Lang  . . . . . . . . . . . . .         7,143
                                           Common Stock
                                               7,143
                                          Bridge Warrants     March 1997              250,000

 Frank Leo . . . . . . . . . . . . . .         7,143
                                           Common Stock
                                               7,143
                                          Bridge Warrants     March 1997              250,000

 Martin Miller . . . . . . . . . . . .         7,143
                                           Common Stock
                                               7,143
                                          Bridge Warrants     March 1997              250,000

 Frank Williams  . . . . . . . . . . .         2,857
                                           Common Stock
                                               2,857
                                          Bridge Warrants     March 1997              100,000

 Dan Elituv  . . . . . . . . . . . . .         7,143
                                           Common Stock
                                               7,143
                                          Bridge Warrants     March 1997              250,000

 Sol Zuckerman . . . . . . . . . . . .         7,143
                                           Common Stock
                                               7,143
                                          Bridge Warrants     March 1997              250,000

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

     (a)  Exhibits

     The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:


EXHIBIT
NUMBER           DESCRIPTION
------           -----------
 3.1             Certificate of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 3.1 to
                 Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193)
                 effective July 24, 1996)

 3.2             Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to Amendment No.
                 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective July
                 24, 1996)

 4.1             Form of Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective July 24,
                 1996)

 4.2             Form of Specimen Redeemable Warrant Certificate (Incorporated by reference to Exhibit 4.2 to Amendment
                 No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective
                 July 24, 1996)

 4.3             Form of Warrant Agreement between the Company and Whale Securities Co., L.P. (Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193)
                 effective July 24, 1996)

 4.4             Form of Warrant among American Stock Transfer & Trust Company, the Company and Whale Securities Co.,
                 L.P. (Incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form SB-2
                 (Registration No. 333-5193) effective July 24, 1996)

 4.5             Form of Warrant Certificate issued to investors in the Bridge Financing*

 5               Opinion of Morgan, Lewis & Bockius LLP*

 10.1            License Agreement, dated March 1, 1995, between Great White Shark Enterprises, Inc. and the Company, as
                 supplemented (Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on
                 Form SB-2 (Registration No. 333-5193) effective July 24, 1996)

 10.2            Promissory Note, dated April 15, 1996, payable to the Republic National Bank of New York (Incorporated
                 by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)

 10.3            Employment Agreement, dated as of January 1, 1996, between Earl Takefman and the Company (Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)

 10.4            Employment Agreement, dated as of January 1, 1996, between Alan Lubell and the Company (Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)

EXHIBIT
NUMBER           DESCRIPTION
------           -----------

10.5             Employment Agreement, dated as of May 1, 1996, between Thomas S. Peters and the Company (Incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)

10.6             License Agreement, dated as of November 1, 1996, between the Company and Visual Edge Systems
                 (Australia) Pty. Ltd. (Incorporated by reference to Exhibit 10.6 to the Registrant's Registration
                 Statement on Form SB-2 (Registration No. 333-5193) effective July 24, 1996)

10.7             Form of Consulting Agreement between the Company and Whale Securities Co., L.P. (Incorporated by
                 reference to Exhibit 10.7 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)

10.8             Amended and Restated 1996 Stock Option Plan*

10.9             Employment Agreement, dated as of June 1, 1996, between the Company and Richard Parker (Incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2
                 (Registration No. 333-5193) effective July 24, 1996)

10.10            Assignment, dated April 19, 1996 from Thomas S. Peters to the Company (Incorporated by reference to
                 Exhibit 10.11 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193)
                 effective July 24, 1996)


10.11            Share and Warrant Purchase Agreement, dated as of February 27, 1997, between the Company and Status-One
                 Investments Inc.*


10.12            Form of Share and Warrant Purchase Agreement, dated as of February 27, 1997, between the Company and each unaffiliated investor in the Bridge Financing*

11               Computation of Per Share Loss*

23               Consent of KPMG Peat Marwick LLP

24               Power of Attorney*

* Previously filed


(b)              Financial Statement Schedules:

                          None.

ITEM 28.  UNDERTAKINGS.

         (1)     The undersigned Registrant hereby undertakes that it will:

                 (a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                          (iii) include any additional or changed material information on the plan of distribution.

                 (b)      For determining any liability under
                          the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director or officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.
         (3) The Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (4)     The undersigned small business issuer hereby undertakes:

                 (a) To file a post-effective amendment to this Registration Statement in the event that there is a change in the plans; proposals, agreements, arrangements or understandings, if any, with respect to transactions with or by Selling Security Holders or plans to waive or shorten the lock-up periods applicable to such Selling Security Holders from those set forth in the Registration Statement; and

                 (b) In the event that all or a part of the Selling Security Holders are released by the Underwriter from their respective lock-up agreements, to file (1) a post-effective amendment to this Registration Statement if more than 10% of the Selling Security Holders' Securities are proposed to be released and
                          (ii) a sticker prospectus supplement if between 5% and 10% of the Selling Security Holders' Securities are proposed to be released.

                                   SIGNATURES


        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to meet all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on June 5, 1997.


                                           VISUAL EDGE SYSTEMS INC.


                                           By: /s/ Earl T. Takefman
                                               --------------------------------
                                                  Earl T. Takefman
                                                  Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




SIGNATURE                         CAPACITY IN WHICH SIGNED                                 DATE
---------                         ------------------------                                 ----

/s/ Earl Takefman                 Director, Chief Executive Officer                        June 5, 1997
-----------------------------     (Principal Executive Officer)
Earl Takefman

/s/ Edward Smith                  Chief Financial Officer                                  June 5, 1997
-----------------------------     (Principal Financial Officer
Edward Smith                       and Principal Accounting Officer)

*                                   Chairman of the Board                                  June 5, 1997
-----------------------------
Alan Lubell

                                  Director                                                 June  , 1997
-----------------------------
Eddie Einhorn

*                                 Director                                                 June 5, 1997
-----------------------------
Mark Hershhorn

                                  Director                                                 June  , 1997
-----------------------------
Beryl Artz


/s/ Richard Parker                Director                                                 June 5, 1997
-----------------------------
Richard Parker


* By /s/ Earl Takefman
  ---------------------------
  Attorney-in-fact


                                 EXHIBIT INDEX


EXHIBIT
NUMBER           DESCRIPTION
------           -----------
 3.1             Certificate of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 3.1 to
                 Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193)
                 effective July 24, 1996)

 3.2             Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to Amendment No.
                 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective July
                 24, 1996)

 4.1             Form of Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective July 24,
                 1996)

 4.2             Form of Specimen Redeemable Warrant Certificate (Incorporated by reference to Exhibit 4.2 to Amendment
                 No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193) effective
                 July 24, 1996)

 4.3             Form of Warrant Agreement between the Company and Whale Securities Co., L.P. (Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193)
                 effective July 24, 1996)

 4.4             Form of Warrant among American Stock Transfer & Trust Company, the Company and Whale Securities Co.,
                 L.P. (Incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form SB-2
                 (Registration No. 333-5193) effective July 24, 1996)

 4.5             Form of Warrant Certificate issued to investors in the Bridge Financing*

 5               Opinion of Morgan, Lewis & Bockius LLP*

 10.1            License Agreement, dated March 1, 1995, between Great White Shark Enterprises, Inc. and the Company, as
                 supplemented (Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on
                 Form SB-2 (Registration No. 333-5193) effective July 24, 1996)

 10.2            Promissory Note, dated April 15, 1996, payable to the Republic National Bank of New York (Incorporated
                 by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)

 10.3            Employment Agreement, dated as of January 1, 1996, between Earl Takefman and the Company (Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)

 10.4            Employment Agreement, dated as of January 1, 1996, between Alan Lubell and the Company (Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)


EXHIBIT
NUMBER           DESCRIPTION
------           -----------
10.5             Employment Agreement, dated as of May 1, 1996, between Thomas S. Peters and the Company (Incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)

10.6             License Agreement, dated as of November 1, 1996, between the Company and Visual Edge Systems
                 (Australia) Pty. Ltd. (Incorporated by reference to Exhibit 10.6 to the Registrant's Registration
                 Statement on Form SB-2 (Registration No. 333-5193) effective July 24, 1996)

10.7             Form of Consulting Agreement between the Company and Whale Securities Co., L.P. (Incorporated by
                 reference to Exhibit 10.7 to the Registrant's Registration Statement on Form SB-2 (Registration No.
                 333-5193) effective July 24, 1996)

10.8             Amended and Restated 1996 Stock Option Plan*

10.9             Employment Agreement, dated as of June 1, 1996, between the Company and Richard Parker (Incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2
                 (Registration No. 333-5193) effective July 24, 1996)

10.10            Assignment, dated April 19, 1996 from Thomas S. Peters to the Company (Incorporated by reference to
                 Exhibit 10.11 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5193)
                 effective July 24, 1996)

10.11            Share and Warrant Purchase Agreement, dated as of February 27, 1997, between the Company and Status-One
                 Investments, Inc.*

10.12            Form of Share and Warrant Purchase Agreement, dated as of February 27, 1997, between the Company and each unaffiliated investor in the Bridge Financing*

11               Computation of Per Share Loss*

23               Consent of KPMG Peat Marwick LLP

24               Power of Attorney*

* Previously filed


(b)              Financial Statement Schedules:

                          None.